As filed with the Securities and Exchange Commission on ________, 1997.
                                                         Registration No._______
--------------------------------------------------------------------------------
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                   Form SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ATLANTIS AQUAFARM, INC.
                (Name of Small Business Issuer in Its Charter)

New York                                                             11-32-36296
(State or Jurisdiction     (Primary Standard Industrial         (I.R.S. Employer
of Incorporation or         Classification Code Number)      Identification NO.)
Organization)
                        175 27th Street, Brooklyn,
                               New York 11032,
                                (718) 361-1200
            (Address and Telephone Number Principal Executive Offices)

                              Patrick D. Trimble
                        39 Bushwick Street, Melville,
                               New York 11747,
                                (516) 351-5987
           (Name, Address and Telephone Number of agent for service)

                                   Copies to:

  GRAEME A. CHAMBERS, Esq.                                   STEPHEN E. ROUNDS,
  Chambers Davidson, LLP Esq.                               4675 E. 18th Avenue
30 Rockefeller Plaza, Suite 1922                          Denver, Colorado 80220
     New York, NY 10112
      (212) 332 - 7220


        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.


If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933, check the following box: X

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the ecurities Act registration statement number of the earlier effective registration statement for the same offering.___

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement numbe of the earlier effective registration statement for the same offering. ___

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.___

                         CALCULATION OF REGISTRATION FEE

             Title of Each Class of              Proposed Maximum     Amount of
          Securities to be Registered           Aggregate Offering  Registration
                                                      Price (1)        Fee (1)

Units, each consisting of one share of Common       $ 1,800,000
Stock, no par value, and one Class A Warrant

Common Stock, no par value, and Class B Warrants(2) $___________      __________

Common Stock, no par value 3)                       $___________      __________

TOTAL                                                                 $_________

     (1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.
     (2)  Issuable upon exercise of the Class A Warrants contained in the Units.
     (3) Issuable upon exercise of the Class B Warrants contained in, and underlying the Class A Warrants contained in the Units.

        Pursuant to Rule 416, there are also being  registered  such  additional
  shares  and  warrants  as  may  become  issuable   pursuant  to  anti-dilution
  provisions of the Warrants.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
  Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                               EXPLANATORY NOTE

  This  Registration   Statement  covers  the  registration  of  300,000  Units,
  ("Units"), each Unit consisting of:

        (a) one share of Common Stock, no par value per share (the "Common Stock"), of Atlantis Aquafarm, Inc. a New York corporation (the "Company"); and

        (b) one Class A Warrant (the "Class A Warrant"), which entitles the holder to purchase one share of the Common Stock and one Class B Warrant (the "Class B Warrant"), which entitles the holder to purchase one share of the Common Stock, for sale by the Company in an underwritten public offering.

  for an aggregate of 300,000 shares of the Common Stock, 300,000 Class A Warrants and 300,000 Class B Warrants.

PROSPECTUS          SUBJECT TO COMPLETION DATED _________, 1997

                             ATLANTIS AQUAFARM, INC.
                 MINIMUM OFFERING OF 190,000 UNITS ($1,140,000)
                                       AND
                 MAXIMUM OFFERING OF 300,000 UNITS ($1,800,000)
                Each Unit consisting of One Share of Common Stock
                             and One Class A Warrant

     Atlantis Aquafarm, Inc. a New York corporation (the "Company") hereby offers through Boe & Company, Inc. (the "Underwriter"), a minimum of 190,000 and a maximum of 300,000 Units, at an offering price of $6.00 per Unit (the "Offering"). Each Unit consists of one share of Common Stock, no par value and one Class A Warrant. The components of the Units will be separately transferable immediately. Each Class A Warrant entitles the holder to purchase, at an exercise price of $7.50 (subject to adjustment), one share of Common Stock and one Class B Warrant. Each Class B Warrant entitles the holder to purchase, at an exercise price of $6.50 (subject to adjustment), one share of Common Stock. The Class A Warrants are exercisable at any time through the first anniversary of the date on which the Company has accepted subscriptions for the minimum number of Units offered hereby (the "Initial Closing"). The Class B Warrants are exercisable at any time through the second anniversary of the Initial Closing. The Class A Warrants and the Class B Warrants are collectively referred to herein as the "Warrants." See "Description of Capital Stock." The Units constituting the Minimum Offering is being offered on a "best efforts, all or none" basis and the remaining Units are being offered on a "best efforts" basis. The minimum subscription is One Hundred (100) Units except that the Underwriter and the Company reserve the right, in their sole discretion, to accept investments of less than the minimum investment.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE AND SUBSTANTIAL DILUTION. SEE "RISK FACTOR" BEGINNING ON PAGE 9 AND "DILUTION."
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================
                     Price to Public    Underwriting        Proceeds to
                                        Discounts and       Company (2)
                                        Commissions (1)
--------------------------------------------------------------------------------
     Per Unit        $ 6.00             $ 0.60              $ 5.40
--------------------------------------------------------------------------------
     Total Minimum   $ 1,140,000        $ 114,000           $ 1,026,000

     Total Maximum   $ 1,800,000        $ 180,000           $ 1,620,000
================================================================================

(1) Does not include additional underwriting compensation to be paid by the Company to the Underwriter in the form of a non-accountable expense allowance ("Non-Accountable Expense Allowance") equal to 3% of the aggregate public offering price of the Units, $5,000 of which has been advance to the Underwriter.

(2) Before deducting offering expenses payable by the Company estimated to be $ 75,000, including, among other expenses, printing, mailing and marketing expenses and legal and accounting fees.

                               Boe & Company, Inc.

INFORMAION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

             The date of this Prospectus is _____________, 1997.

      All   proceeds   of   the   offering   will   be   held   in   escrow   by
_____________________ (the "Escrow Agent") until the sale of a minimum of 190,000 Units equal to at least $ 1,140,000 (the "Initial Closing") or the earlier termination of the Offering. The Offering will terminate on the date (the "Offering Termination Date") which shall be the earlier of (i) nine months after the effective date of this Prospectus and (ii) the date on which the Maximum Offering shall have been sold, unless such period is extended at the sole discretion of the Company for an additional period of not more than ninety
(90) days. If the Initial Closing has not occurred by the Offering Termination Date, the proceeds held in escrow will be returned by the Company to the investors (with interest provided that the investor furnishes appropriate tax reporting information to the Company) and without any deduction therefrom. At such time as the Initial Closing shall occur, the proceeds held in escrow will be disbursed to the Company and the escrow will be closed. Thereafter, the Company may continue to sell Units up to the Maximum Offering for the remaining term of the Offering. Proceeds from such sales will be immediately available to the Company.

      Prior to the Offering, there has been no market for the Company's securities and there can be no assurance that such a market will develop. The initial public offering price of the Units, and the exercise prices and other terms of the Warrants, have been determined by the Company, and are not necessarily related to the Company's assets, book value, financial condition or any other recognized criteria of value.

THE OFFERING HAS BEEN REGISTERED UNDER THE SECURITIES LAWS OF A LIMITED NUMBER OF STATES, AND THE SHARES OFFERED HEREBY MAY BE SOLD ONLY IN THOSE STATES. SUCH REGISTRATIONS, HOWEVER, DO NOT CONSTITUTE AN ENDORSEMENT OR APPROVAL BY ANY PARTICULAR STATE SECURITIES COMMISSION OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING.


              ALTHOUGH IT HAS NO LEGAL OBLIGATION TO DO SO, THE UNDERWRITER MAY FROM TIME TO TIME ACT AS A MARKET-MAKER AND OTHERWISE EFFECT TRANSACTIONS IN TH COMPANY?S SECURITIES. THE UNDERWRITER, IF IT PARTICIPATES IN THE MARKET, MAY BE A DOMINATING INFLUENCE IN ANY MARKET THAT MIGHT DEVELOP FOR ANY OF THE COMPANY?S SECURITIES. SUCH ACTIVITIES, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME OR FROM TIME TO TIME. THEREFORE, THERE IS NO ASSURANCE THAT THE UNDERWRITER WILL OR WILL NOT BE A DOMINATING INFLUENCE. THE PRICES AND LIQUIDITY OF THE SECURITIES OFFERED HEREUNDER MAY BE AFFECTED BY THE DEGREE, IF ANY, OF THE UNDERWRITER'S PARTICIPATION IN THE MARKET. SEE "RISK FACTORS" AND "UNDERWRITING."

Upon completion of the Minimum Offering, the Company will become subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, will file reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other periodic reports as the Company deems appropriate or as may be required by law. Additionally, such reports and information may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N. W., Washington, D. C. 20549 and at the following regional Offices of the Commission:
7 World Trade Center, New York, New York10048, and 500 West Madison Street, Chicago, Illinois 60661. The Company's fiscal year ends on March 31 of each year.

ATLANTIS AQUAFARM TM and the related fish logo are trademarks of Atlantis Aquafarm, Inc.

                                 PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information, including the financial statements and notes thereto (the "Financial Statements"), appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety.

                                     The Company

     Atlantis Aquafarm, Inc. ("Atlantis" or the "Company") is a development stage company recently formed for the primary purpose of farming European Sea Bass and other types of fish in a controlled environment on a large scale for the North Eastern U.S. market. The Company believes that concerns about environmental pollution and diet, the corresponding increase in popularity of farm-raised fish, and the lack of available fresh product, particularly salt water species such as European Sea Bass and other species not indigenous to U.S. waters, will provide Atlantis with a market for its product.

     Initially the Company plans to market European Sea Bass through direct relationships with several of the larger wholesale seafood distributors in the New York metropolitan area. It is anticipated the fish will be sold primarily live on a cash-and-carry basis to the ethnic oriental market. Preliminary market research appears to indicate that the entire start-up production level can be absorbed by this limited part of a much larger market.

     Independent sources have recently reported fish consumption within the New York metropolitan area to be in excess of 3,000,000 lbs per week1. Often, wild fish served as "fresh" in a New York restaurant have been harvested more than a week previously2. The disparity between the Company's intended product, which will be available within hours of being selected live at the Company's facilities, and the competition, is even wider when one considers that, compared to the Company's European Sea Bass, a salt water fish much coveted for its taste and texture, the most similar locally available fish is Sea Bass. Since most locally available Sea Bass is caught in the Southern United States, shipped on ice, it cannot compete with the Company's product in terms of freshness and therefore taste. Moreover, by use of patented grow-out tanks which duplicate the fishes' natural environment by forcing them to swim against a current, Atlantis expects to avoid the blander taste and texture sometimes associated with farm raised fish.

----------
      1 Nation's Largest Seafood Market Under Scrutiny (NPR), 10-17-95.

      2 "Today's Fish: Straight From the Farm" by Mark Bittman C New York Times, September 18, 1996.

     Critically, Atlantis can break even by marketing only 10,000 lbs of European Sea Bass per week (240 Metric Tons per annum) at a sale price of $2.50/lb. Potential market outlets have indicated a willingness to pay significantly more for the Company's product. If these market indications are accurate the Company could achieve profitability without full production. However, the Company anticipates achieving a production level of 10,000 lbs. per week within 16 months.

     Accordingly, although Atlantis expects to be offering a premium product in terms of freshness and taste, it would not need to seek premium prices which may limit its market. Indeed, Atlantis should be able to undercut its competitors' prices by a substantial margin should the need arise.

     When its core business is established and production levels can be safely increased, the Company plans to diversify the fish species it produces. The Company also plans to target the substantial market of "white table cloth" restaurants with fish that are fresher, less expensive and more environmentally secure than those available through traditional channels.

     Ultimately, the Company plans to open similar operations outside other major cities, particularly in the Northern United States where the climate and geographic location militate against more traditional sources of "fresh" fish.

     Prospective investors should recognize, however, that existing seafood companies or others may establish competing operations in the Company's proposed market in the future, thereby reducing market share and sales revenues. Furthermore, delays and production problems could mean that break-even levels of production are not met within the anticipated time frame or at all or that production costs and therefore the projected sales price of the Company's product may exceed those presently anticipated by the Company. See "Risk Factors." Moreover, additional financing may be required for the Company to achieve its long term goals involving product diversification, additional centers of operations and increased markets. Such additional financing may not be available.

     The Company has no operating history. However, to some extent, the Company has modeled itself on successful aquafarms growing similar species in other geographic regions. Additionally, the Company has conducted extensive marketing research in the New York metropolitan area and believes that a viable market exists for its product, particularly since current information shows that the Company's product can be offered for sale substantially fresher than, and at a price substantially less than prevailing market rates for, similar fish, if and when available.

     The Company is a New York corporation which was organized on December 17, 1993. The Company's principal executive office is presently located at 175 27th Street, Brooklyn, New York 11232.

                                 The Offering

Securities Offered..................      Between  190,000 Units (the "Minimum
                                          Offering")  and  300,000  Units (the
                                          "Maximum   Offering"),   each   Unit
                                          consisting  of one  share of  Common
                                          Stock  and  one  Class  A   Warrant.
                                          Each  Class A Warrant  entitles  the
                                          holder  to  purchase  for  $7.50 one
                                          share  of   Common   Stock  and  one
                                          Class B  Warrant,  through the first
                                          anniversary of the Initial  Closing,
                                          and each  Class B  Warrant  entitles
                                          the  holder  to  purchase  for $6.50
                                          one  share  of  Common  Stock,  from
                                          exercise  of  the  Class  A  Warrant
                                          through  the second  anniversary  of
                                          the Initial  Closing.  The  exercise
                                          prices of the  Warrants  are subject
                                          to     adjustment     in     certain
                                          circumstances.  See  "Description of
                                          Capital Stock-Warrants."

Offering Price......................      $6.00 Per Unit.

Initial Closing.....................      The Initial Closing  of the Offering
                                          will  occur  upon  the  sale  of the
                                          Minimum Offering.

Securities Outstanding Prior to the
 Offering
      Common Stock .................      535,400 Shares
      Class D Warrants .............      25,000

Securities Outstanding After the
 Offering
      Common Stock .................      725,400 Shares (Minimum) 835,400
                                           (Maximum)
      Class A Warrants .............      190,000 (Minimum) 300,000 (Maximum)
      Class B Warrants .............      190,000 (Minimum) 300,000 (Maximum)
      Class C Warrants .............      19,000 (Minimum) 30,000 (Maximum)
      Class D Warrants .............      25,000

Dividend Policy.....................      The Company does not anticipate
                                          paying dividends on its Common
                                          Stock in the foreseeable future.
                                          See "Dividend Policy."

Use of Proceeds.....................      The net proceeds of the Offering
                                          will be used for:
                                          (i)   Purchase of Equipment and
                                           Livestock
                                          (ii)  Real Property; and
                                          (iii) Working Capital.
                                          See "Use of Proceeds."

Risk Factors........................      The  Company is a  development stage
                                          company  which   has  transacted  no
                                          business  since  it  was  formed  in
                                          December   1993.  An  investment  in
                                          the  securities  offered  hereby  is
                                          speculative  in nature and  involves
                                          a high  degree  of  risk.  Prior  to
                                          making  any   investment   decision,
                                          prospective  investors  should  read
                                          and   carefully   review  the  "Risk
                                          Factors" section of this Prospectus.


                             INVESTOR SUITABILITY

     Only residents of the States of New York, New Jersey, Florida, Colorado, Nevada, Oregon, Utah, and Washington may purchase the Units offered hereby. Each subscriber will be required to execute a Subscription Agreement which, among other things, requires the subscriber to certify his or her State of residence. A subscriber who is a resident of a State other than a State in which the Units have been qualified for sale may request that the Company register the Units in the State in which such subscriber resides. However, the Company is under no obligation to do so, and may refuse any such request.

                                 RISK FACTORS

     The Units being registered hereby involve a high degree of risk and therefore should be considered extremely speculative. THESE UNITS SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT AFFORD THE POSSIBLE LOSS OF THEIR ENTIRE INVESTMENT. Prospective investors should read the entire Prospectus and carefully consider among the other factors and financial data described herein, the following risk factors related to the business of the Company:


Risk Relating to the Company

     Development Stage Company; No Operating History. Although the Company was incorporated on December 17, 1993, it has no operating history or revenues. To date it has engaged only in certain preliminary activities relating to the establishment of its proposed business and the preparation of this Prospectus. The Company is still in the developmental stage and, has not acquired any operating assets, entered into any arrangements for equipment, livestock or facilities, or hired or trained any personnel, necessary to commence production. The Company's plans for the financing and development of its proposed business are based solely upon the experience and judgement of its current management and upon certain available market information. Although several wholesale and retail seafood consumers have indicated interest in acquiring a substantial part of the Company's projected output and the Company therefore anticipates receiving revenues as soon as the first batch of fish is available for market (approximately 9 to 12 months), there can be no assurance that such wholesale and retail outlets will materialize, that revenues will be received within 9 to 12 months, if at all, that the Company will be successful or that the Company will ever operate profitably. Even if the revenue assumptions underlying its plans prove to be correct, there can be no assurance that the Company will not incur substantial losses. As a start-up company, the Company will be subject to the substantial and numerous risks, expenses and difficulties associated with the creation of a new business, such as the risks involved in the hiring and training of employees, leasing of facilities and capital equipment, establishment of financial and operating systems, compliance with federal, state and local regulations, cost and availability of livestock, feed and chemicals, marketing of the Company's product, actions taken by potential competitors (particularly with respect to pricing) and general economic conditions. See "Plan of Operation," and "Financial Statements".

     Losses to Date; Negative Shareholders' Equity. During the period December 17, 1993 (inception), through June 30, 1997, the Company had no operating revenues and incurred a loss of $10,317. As of June 30,1997, the Company had a shareholders' equity of $43,223. The rate of loss is expected to increase as the Company's activities increase until the Company is able to generate sales levels sufficient to offset the significant costs of starting operations, such as the acquisition of equipment and facilities and the cost of ongoing operations. Although the Company does not at this point anticipate the need to raise additional financing in the form of equity or debt, certain circumstances may arise, for example the acquisition of suitable real estate for its facilities, which may cause the Company's future and continued existence to be dependent upon its ability to raise such additional financing. There can be no assurances that the Company will be able to raise such additional capital or that the Company will ever be profitable. See "Business & Financial Statements."

     Reliance Upon Officers, Directors and Key Employees. The Company is highly dependent, at present, upon the personal efforts and abilities of its president Patrick D. Trimble. Mr. Trimble will be devoting his full-time to the Company's activities. It is anticipated that Mr. Trimble will be assisted by a qualified and experienced manager from an established correspondent European Sea Bass farm in France, although such individual is not currently under contract to the Company. The future success of the Company is therefore, in part, dependent upon the efforts of Mr. Trimble and his ability to attract other qualified management personnel, either of which could have a materially adverse impact on the business of the Company. Mr. Trimble has entered into a three year employment agreement with the Company. The Company will apply for key person life insurance in the amount of $500,000, payable in the event of Patrick Trimble's untimely death, and appropriate disability insurance. See "Management".

      Competition. The Company is unaware of any other growers of farm raised European Sea Bass in the New York metropolitan area or elsewhere in the United States. However, there are numerous other companies, both public and private, which are currently engaged in, or which may engage in the near future, in the seafood industry. Although such businesses are not currently the same as that proposed by the Company, they do involve the sale of seafood to the same market as that targeted by the Company and must therefore be considered competitive to the business of the Company. This is particularly true of those companies which distribute Sea Bass caught in the southern United States, and farmed fresh water hybrid Striped Bass, in the New York metropolitan market. Furthermore, such other companies may have substantially greater resources, financial and otherwise, than the Company with which to expand their established operations to more closely align their product with that of the Company.

      Additional Financing Requirements. Based on the Company's operating plan, the Company believes that the net proceeds of the Offering, together with revenues from continuing operations (if any), will be sufficient to satisfy its capital requirements and finance its operations for a minimum of 12 months. However, there can be no assurance that events affecting the Company's operations will not result in the Company depleting its funds before that time. The Company may need to raise substantial additional funds to continue to fund operating expenses or its business strategy. There can be no assurance that additional financing will be available, or, if available, that such financing will be on terms favorable to the Company. Failure to obtain such additional financing under such circumstances would have a material adverse effect on the Company.

      Preferred Stock; Possible Anti-Takeover Effects. The Company's Certificate of Incorporation, as amended, authorizes the Board of Directors to issue up to 1,000,000 shares of preferred stock, par value $ .01 per share. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include, among other things, voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights, and sinking fund provisions.

No preferred stock is currently outstanding, and the Company has no present plans for the issuance of any preferred stock. However, the issuance of any such preferred stock could materially adversely affect the rights of holders of Common Stock and, therefore, could reduce the value of the Common Stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict the Company's ability to merge with, or sell its assets to, a third party. The ability of the Board of Directors to issue preferred stock could discourage, delay, or prevent a takeover of the Company, thereby preserving control of the Company by the current stockholders. See "Description of Capital Stock."

     No Dividends Anticipated. The Company has never paid any dividends on its Common Stock and does not anticipate the payment of dividends in the foreseeable future. The Company currently intends to reinvest earnings, if any, in the development and expansion of its business. See "Dividend Policy," "Dilution" and "Description of Capital Stock.'

      Control of the Company. Upon consummation of the Offering, the Company's directors, officers and existing stockholders will beneficially own, in the aggregate, approximately 535,400 shares of the outstanding Common Stock, representing approximately 64%, if the Maximum Offering is sold, and 73%, if the Minimum Offering is sold, of the issued and outstanding Common Stock. Accordingly, these stockholders will be in a position to control the management policies of the Company in general, and can determine the outcome of any corporate transaction or other matter submitted to the Company's stockholders for approval including the election of directors, mergers, acquisitions, consolidations or the sale of all or substantially all of the Company's assets. See "Principal Stockholders" and "Description of Capital Stock." Such concentration of ownership could limit the price that certain investors might be willing to pay in the future for shares of Common Stock, and could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company.


Risks Relating to the Offering

      Extended Offering Period. Until subscriptions for the Minimum Offering have been received no Units will be issued. Accordingly, during the period from the effective date of this Prospectus until the earlier of the date of the Minimum Offering is sold or the Offering Termination Date (which is nine-twelve months after the commencement of the Offering), funds submitted to the Company will be held in escrow by the Company. As a result, subscribers may not have the availability of the funds used to purchase the Units for an extended period of time with no corresponding certainty that they will ultimately receive Units unless the Minimum Offering is achieved.

      Immediate Substantial Dilution. The current stockholders of the Company acquired beneficial ownership of their shares of Common Stock at prices substantially below the offering price. Accordingly, purchasers of the Units will incur an immediate and substantial dilution of approximately $4.74 per share, 79 %, assuming the Minimum Offering is sold ($4.20 per share, 70% assuming the Maximum Offering is sold), in that the net tangible book value of the Company's Common Stock after the Offering will be approximately $1.26 per share (assuming the Minimum Offering) as compared with an assumed effective initial public offering price of $6.00 per share of Common Stock (assuming for this purpose only that no value is being attributed to the Warrants included in the Units). Net tangible book value is the amount of the Company's total assets minus intangible assets and liabilities. See "Dilution". As a result, investors purchasing Units hereunder will bear most of the risk of loss while management of the Company will remain in the hands of the current stockholders. See "Control of the Company".

      Determination of the Initial Public Offering Price and Terms. There is no public trading market for the Company's Common Stock, and the initial public offering price of the Units and the terms of the Warrants included therein have been arbitrarily determined by the Company and are not necessarily related to the Company's asset value, net worth, earnings potential, or other established criteria of value and should not be considered to be an indication of the actual value of the Company. Each prospective investor should make an independent evaluation of the fairness of such price.

      No Prior Market; Possible Volatility of Unit Price. There has been no prior market for the Company's Units, Common Stock or Warrants and there can be no assurance that a public market for the Units, Common Stock or the Warrants will develop or be sustained after the Offering. In the absence of such a market, purchasers of the Units, Common Stock and the Warrants may experience substantial difficulty in selling their securities, and therefore must be able to afford the loss of entire investment. In addition, the trading price of the Company's Units, Common Stock and Warrants could be highly volatile, as is frequently the case with the securities of small capitalization companies. Furthermore, factors such as variations in quarterly operating results, changes in the Company's target market including the introduction of new competitors, announcements of new government regulations and standards, general economic conditions and other factors can subject the stock of companies such as the Company to price and volume fluctuations that are often unrelated to operating performance.

     Possible Market Illiquidity. The company anticipates that trading of the Units, Common Stock, and the Warrants will probably be conducted in the OTC Bulletin Board Service3, or if unavailable, the over-the-counter market in what is commonly referred to as the "pink sheets." As a result, an investor would likely find it more difficult to dispose of, or to obtain accurate quotations as to the value of the Company's securities. While no assurance can be given in this regard, the Company anticipates obtaining a listing on the OTC Bulletin Board Service. See "Description of Capital Stock."

----------
      3 The Company intends to apply for the symbol ATAF. If this is not available a suitable alternative will be sought.

      Shares Eligible for Future Sale. The sale, or availability for sale, of a substantial number of shares of Common Stock in the public market subsequent to the offering pursuant to Rule 144 under the Securities Act ("Rule 144"), or otherwise, could materially adversely affect the market price of the Common Stock and could impair the Company's ability to raise additional capital through the sale of its equity securities or debt financing. The availability of Rule 144 to the holders of restricted securities of the Company would be conditioned on, among other factors, the availability of certain public information concerning the Company. All of the 535,400 shares of Common Stock currently outstanding and 380,000 shares of Common Stock underlying the Warrants are
"restricted securities" as that term is defined in Rule 144 which may, under certain circumstances, be sold without registration under the Securities Act. All existing stockholders of the Company, including all of the executive officers and directors of the Company, have agreed, however, not to publicly sell or otherwise dispose of any securities of the Company for a period of 12 months from the effective date of this Prospectus. In addition, such stockholders, including the executive officers and directors of the Company, have agreed not to privately sell or otherwise dispose of any securities of the Company during such period unless the proposed transferee agrees to be bound by such restrictions on transfer.

      Legal Restrictions on Sales of Shares Underlying the Warrants. The Warrants issued in this Offering are not exercisable unless, at the time of exercise the Company has a current prospectus covering the shares of Common Stock issuable upon the exercise of the Warrants and such shares have been registered or qualified, or are deemed to be exempt, under the securities laws of the state of residence of the exercising holder of the Warrants. In addition, in the event any Warrant holders attempt to exercise any Warrants at any time after nine months from the date of this Prospectus, the Company will be required to file a post-effective amendment and deliver a current prospectus before the Warrants may be exercised.

      The Warrants are separately transferable immediately upon issuance. Purchasers may buy Warrants in the after-market or may move to a jurisdiction in which the shares underlying the Warrants are not so registered or qualified during the period that the Warrants are exercisable. In this event, the Company would be unable to issue shares to those persons desiring to exercise their Warrants unless and until the shares and Warrants could be qualified for sale in jurisdictions in which such purchasers reside, or an exemption from such qualification exists in such jurisdiction and Warrant holders would have to attempt to sell the Warrants in a jurisdiction where such sale is permissible or allow them to expire unexercised. There can be no assurance that the shares underlying the Warrants, or the Warrants, will ever be qualified for sale in any jurisdictions other than those jurisdictions where the shares underlying the Warrants will not be registered or qualified for sale pursuant to this Offering The Company will endeavor to take such reasonable steps as may be necessary to register or qualify shares underlying the warrants. See "Description of the Capital Stock -- Warrants."

      Potential Market for Securities. At the time of listing, the Company intends to apply for a symbol to be listed on the OTC Bulletin Board Service. The proposed symbol is ATAF. No assurance can be given that the symbol will be available at the time of application. However, if such is unavailable, the Company will apply for a similar symbol.

      Use of Proceeds to Benefit Insiders. Approximately $190,000 of the net proceeds of the Offering will be used to pay annual salaries for current executive officers of the Company, all of whom are stockholders of the Company. See "Use of Proceeds," "Management," "Certain Transactions" and Financial Statements and Notes thereto.

      Disclosures Relating to Low Priced Stocks; Possible Restrictions on Resales of Low Priced Stocks and Broker Dealer Sales; Possible Adverse Effect of Penny Stock Rules on Liquidity for the Company's Securities. While the Company does not anticipate this, the Company's securities may become subject to Rule 15g-9 under the Securities Exchange Act of 1934 (the "Exchange Act"), which imposes additional sales practice requirements on broker-dealers which sell "penny stock" securities to persons other than established customers and accredited investors (generally, certain institutions and individuals with net worth in excess of $1,000,000 or annual incomes exceeding $200,000 or $300,000 together with their spouses). For transactions covered by this Rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, such Rule may affect the ability of broker-dealers to sell the Company's securities and may affect the ability of purchasers in the Offering to sell any of the securities acquired hereby in the secondary market.

      The Commission has adopted regulations which generally define a penny stock to be any non-Nasdaq equity security that has a market price (as therein defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction by broker-dealers involving a penny stock, unless exempt, the rules require delivery, prior to a transaction in a penny stock, of a risk disclosure document relating to the penny stock market. Disclosure is also required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

      The foregoing required penny stock restrictions will not apply to the Company's securities if such securities are listed on Nasdaq and have certain price and volume information provided on a current and continuing basis, or meet certain minimum net tangible assets or average revenue criteria. There can be no assurance that the Company's securities will qualify for exemption from these restrictions. In any event, even if the Company's securities were exempt from such restrictions, it would remain subject to Section 15(b) (6) of the Exchange Act, which gives the Commission the authority to prohibit any person who is engaged in unlawful conduct while participating in a distribution of penny stock from associating with a broker-dealer or participating in a distribution of penny stock, if the Commission finds that such a restriction would be in the public interest. If the Company's securities are, or become, subject to the rules on penny stocks, the market liquidity for the Company's securities could be severely adversely affected.

      Underwriter's Influence on the Market. Although it has no legal obligation to do so, the Underwriter may from time act as a market maker and otherwise effect transactions in the Company's securities. To the extent the Underwriter acts as a market-maker in the Common Stock or Warrants it may be a dominating influence in that market. The price and liquidity of such securities may be affected by the degree, if any, of the Underwriter's participation in the market inasmuch as a significant amount of such securities may be sold to customers of the Underwriter. Such customers subsequently may engage in transactions for the sale or purchase of such securities through or with the Underwriter. In the event that market-making activities are commenced, the Underwriter may
discontinue   such   activities   at  any  time  or  from  time  to  time.   See
"Underwriting."

     Conflicts of Interest. CHAMBERS DAVIDSON, LLP acts as outside counsel to the Company. Graeme A. Chambers is a principal in CHAMBERS DAVIDSON, LLP and a stockholder and warrant holder in the Company. Accordingly, a potential conflict of interest exists. All subscribers shall be deemed to have waived such potential conflict of interest by their purchase of Units. see "Management", "Principal Stockholders" and "Certain Transactions".


               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Certain statements contained or incorporated by reference in this prospectus, including without limitation, statements containing the words
"believes,"  "anticipates,"  "expects" and words of similar  import,  constitute
"forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1996 (the "Reform Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward- looking statements. Certain of these factors are identified and/or discussed in detail elsewhere in this prospectus, particularly under the caption "Risk Factors". Other factors may not have been addressed at all. Additional such factors can change constantly to reflect market conditions, environmental conditions, regulatory changes, consumer availability and production problems etc. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the result of any revision to any of the forward-looking statements contained herein to reflect future events or developments.

                                USE OF PROCEEDS

      The net proceeds from the sale of the Offering (after payment of offering expenses) are expected to range from $951,000 at the Minimum Offering to $1,545,000 at the Maximum Offering. After release from escrow (for proceeds on the sale of Units up to the Minimum Offering), the proceeds will be invested by the Company in short-term interest bearing securities, money market funds or United States government securities, pending the uses described below.

      The principal purposes for which the net proceeds of the Offering are expected to be applied are:

                                              Approximate      Approximate
                                               Amount of        Amount of
                                               Proceeds          Proceeds
                                               (Minimum)        (Maximum)
                                              -----------      -----------
Advertising/ Promotion                          $4,000.00        $6,000.00

Audit/ Accounting                              $10,000.00       $10,000.00

Food                                           $40,000.00       $60,000.00

Insurance                                      $30,000.00       $40,000.00

Livestock                                      $42,000.00       $66,000.00

Legal                                          $35,000.00       $45,000.00

Shop & Office Equipment                        $25,000.00       $40,000.00

Rent/Mortgage                                 $240,000.00      $360,000.00

Renovation/Construction of Facilities          $15,000.00       $40,000.00

Salaries *                                    $190,000.00      $210,000.00

Tanks/Pumps/filters & Related Equipment       $220,000.00      $550,000.00

Working Capital                               $100,000.00      $118,000.00
                                              -----------      -----------
TOTAL                                     $951,000,000.00    $1,545,000.00
                                          ===============    =============


* Patrick Trimble $50,000; Eric Popkoff $30,000; Govind Srivastava $30,000; Farm Manager $35,000; Labor $20,000; Marine Biologist $25,000 (Additional; Labor $20,000 at Maximum Offering).

      The Company has not determined the exact amounts it plans to expend on each of the above uses or the timing of such expenditures. The foregoing represents the Company's best estimate of the allocation of the net proceeds of the Offering during the next 12 months. This estimate is based on certain assumptions, including that construction of the necessary equipment and facilities can be completed within 3 months, that operations will commence in the fourth month, and that accordingly the first sales will begin to offset expenditures by the twelfth month. However, future events, including the problems, delays, expenses, difficulties and complications frequently encountered by companies in an early stage of development, changes in economic, regulatory or competitive conditions or the Company's planned business and the success or lack thereof of the Company's sales and marketing efforts during the 12 month period following completion of the Offering or thereafter may create unforseen expenditures and/or make shifts in the allocation of funds and curtailment of certain planned expenditures necessary or desirable. Any such shifts will be at the discretion of the Company and accordingly, potential investors should view the foregoing projection of expenditures as an estimate only.

      To the extent the net proceeds of this offering are not utilized immediately, they will be invested in United State government or governmental agency securities or short-term insured certificates of deposit.

                               PLAN OF OPERATION

      The following discussion should be read in conjunction with the financial statements and notes thereto included elsewhere in this Prospectus.

      Although, the Company was organized on December 17, 1993, it has no operating history and is in the developmental stage. The Company believes that the net proceeds of the sale of the Minimum Offering will be sufficient for the Company to provide the necessary facilities, to commence production of livestock and to continue the operation of the Company's business for a minimum of twelve months following the Offering, by which time it is anticipated that revenues from sales will be available to supplement such proceeds. However, there can be no assurance that such sales will be realized in the time frame expected and/or that the net proceeds of the Offering will be sufficient to permit the Company to operate during such 12-month period. Furthermore, although the Company anticipates that the net proceeds from the Offering together with revenues expected to be derived from sales should be sufficient to fund its capital needs for a minimum of 12 months following the completion of the Offering, the Company may be required to seek additional financing during such period in the event of delays, lack of market acceptance, cost overruns, or unanticipated expenses associated with a company in an early stage of development. In addition, the Company may need further financing following such 12 month period in order to continue development. There can be no assurance that the Company will be able to obtain such financing or that such financing, if available, will be on acceptable terms. In the event such necessary financing is not obtained, the Company will be materially adversely affected.


                               DIVIDEND POLICY

      The Company currently does not intend to pay any dividends in the foreseeable future and intends to retain any future earnings to finance the growth and development of its businesses. Payment of any future dividends will depend upon the future earnings, financial condition, any contractual restrictions (including restrictions under any loan obtained by the Company), restrictions imposed by applicable law, capital requirements of the Company and other factors which the Board of Directors may consider appropriate.

                                   DILUTION

      The difference between the public offering price per share of Common Stock and the net tangible book value per share of Common Stock after this offering constitutes the dilution to investors in this offering. The net tangible book value of the Company at June 30, 1997 was negative approximately a negative ($32,541) or ($0.061) per share of Common Stock. Net tangible book value per share represents the amount of total tangible assets less total liabilities, divided by the number of shares of issued and outstanding Common Stock. At June 30 , 1997, the Company had intangible assets and deferred stock offered costs with a net book value of $63,056. Net tangible book value per share dilution represents the difference between the amount per share paid by purchasers of Units in the Offering and the pro forma net tangible book value per share after the Offering. Purchasers of the Units will incur an immediate and substantial dilution of approximately $4.74 per share, 79%, assuming the Minimum Offering is sold ($4.20 per share, 70%, assuming the Maximum Offering is sold), in that the net tangible book value of the Company's Common Stock after the Offering will be approximately $1.26 per share (assuming the Minimum Offering) and $1.80 per share (assuming the Maximum Offering) as compared with an assumed effective initial public offering price of $6.00 per share of Common Stock (assuming for this purpose only that no value is being attributed to the Warrants included in the Units). The following table illustrates the foregoing information with respect to dilution to new investors on a per share basis:


                                                 Minimum               Maximum
                                                 -------               -------

Initial public offering price                    $  6.00               $  6.00
per unit

  Net tangible book value         ($ 0.061)              ($ 0.061)
  at June 30, 1997

  Increase per share attributable     1.199                  1.739
                                      -----                  -----
  to new investors

Pro forma net tangible book value
  per share after the Offering                      1.26                  1.80
                                                    ----                  ----

Dilution per share to new investors               $ 4.74                $ 4.20
                                                  ======                ======

      The following table summarizes, on a pro forma basis as of June 30, 1997, the difference between the number of shares purchased from the Company, the relative investment in the Company and the average price per share paid by existing stockholders and new stockholders giving pro forma effect to the sale, by the Company, of the shares of Common Stock offered hereby at $6.00 per share, to new investors in the Offering:

Minimum Offering:
                          Shares Purchased        Total Consideration    Average Price
                          ----------------        -------------------    -------------
                        Number       Percent      Amount      Percent      Per Share
                        ------       -------      ------      -------      ---------

Existing stockholders   535,400         74%    $   53,540       4.50%       $   .10
New investors           190,000         26%    $1,140,000      95.50%       $  6.00
                        --------------------------------------------------------------

Total                   725,400        100%    $1,193,540     100.0%
                        =======        ===     ==========     =====

Maximum Offering:
                          Shares Purchased        Total Consideration    Average Price
                          ----------------        -------------------    -------------
                        Number       Percent      Amount      Percent      Per Share
                        ------       -------      ------      -------      ---------

Existing stockholders   535,400         64%    $   53,540       2.90%       $   .10
New investors           300,000         36%    $1,800,000      97.10%       $  6.00
                        --------------------------------------------------------------

Total                   835,400        100%    $1,853,540     100.0%
                        =======        ===     ==========     =====

                                CAPITALIZATION

      The following table sets forth the capitalization of the Company: (i) at June 30, 1997, and (ii) as adjusted to reflect the issuance and sale by the Company of the minimum 190,000 Units offered hereby (at an assumed initial public offering price of $6.00 per Unit and after deduction of estimated offering expenses payable by the Company).

                                                        June 30, 1997
                                                        -------------

                                                                   As Adjusted
                                                    Actual          (Minimum)
                                                    ------          ---------

Stockholders' equity (1):
  Preferred Stock, $.01 par value, 1,000,000
  shares authorized, zero shares issued &           $     0          $      0
  outstanding

Common stock, $.001 par value, 5,000,000 shares
  authorized, 535,400 shares issued and outstand-
  ing as of June 30, 1997; 725,400 shares issued
  and outstanding as 535 725 adjusted (minimum)         535               725

Additional paid in capital                           53,005           998,815

Deficit accumulated during the development stage    (10,317)          (10,317)
                                                    -------           -------
Total  stockholders' equity                          43,223           989,223

        Total capitalization                        $43,223          $989,223
                                                    =======          ========

(1) Excludes 380,000 shares of common stock reserved for issuance on exercise of 190,000 Class A Warrants and 190,000 Class B Warrants. Also excludes 8,225 common shares issuable pursuant to outstanding stock options, and any stock issuable from C & D Warrants.


                    SELECTED FINANCIAL AND OPERATING DATA

      The following selected consolidated financial and operating data should be read in conjunction with the Financial Statements included elsewhere in this Prospectus. The Statement of Operations Data as set forth below for, and as of the end of the period from inception (October 17, 1993) through June 30,1997 and the Balance Sheet Data as of November 30, 1996 and June 30, 1997, are derived from the financial statements of the Company, which financial statements have been audited by Ronald R. Chadwick P.C., independent certified public accountants. The selected financial and operating data for the seven months ended June 30, 1997, are not necessarily indicative of the results to be expected for the full year.

                                                                      December 17, 1993
                         Year Ended November 30   7 Months Ended        (inception) to
                         ----------------------

                         1995          1996       June 30, 1997       June 30, 1997
                         ----          ----       -------------       -------------

Statement of
Operation Data:

Revenues                $     -        $      -        $      -          $      -
Operating Expenses      $  4,338       $  2,868        $  1,306          $ 10,317
                        --------       --------        --------          --------

Net income (loss)       $ (4,338)      $ (2,868)       $ (1,306)         $(10,317)
                        --------       --------        --------          --------

Net income (loss)
per share               $      -       $      -        $   (.13)         $  (8.18)

Weighted average number
of common shares
outstanding                    -              -          10,198             1,262


Balance Sheet Data:

                                                            Seven Months Ended
                                        November 30, 1996   June 30, 1997
                                        -----------------   -------------

Working capital (deficiency)              $(12,206)           $(32,541)

Total assets                                22,136              76,125

Stockholders' equity (deficit)             ( 2,538)             43,223

                                 THE COMPANY

General

      Atlantis Aquafarm, Inc. was incorporated in the State of New York, on December 17, 1993. The Company's principal executive office is presently located at 175 27th Street, Brooklyn, New York 11232. Atlantis is a company whose core business will be to raise and market live salt water fish in climatically controlled and environmentally and ecologically sound facilities for consumption in local markets. Ultimately, the goal of Atlantis is to become a fully integrated corporation producing a wide range of fresh farm-raised seafood products, and providing management consulting services targeted at the fish farming industry. Toward that end, Atlantis may seek to develop and/or acquire corporations, partnership interests, or other business entities which will increase the net worth of Atlantis.

      Initially, Atlantis will be an environmentally controlled, recycled saltwater fish farm, capable of producing 240 metric tons (528,000 lbs) per year of live food fish, for the local wholesale and ethnic oriental markets. Atlantis will process the product through all growth cycles from hatchery to harvest, at which time it will be distributed fresh from the tank into the large local New York metropolitan market.

The Product

      Atlantis will initially produce the species EUROPEAN SEA BASS (Discentrachas LaBrax). Although Atlantis Aquafarm expects to be the first producer of European Sea Bass in the US, this species is farmed extensively in Europe. The factors considered in the choice of this species include both economic and biological criteria.

      It is important from an economic point of view that the fish reaches market size within the period of high growth rates, and this species will achieve that aim, coming to market within the first year of life. The rapid growth rate of Sea Bass make it very suitable for culture.

      Any farm raised species must have been thoroughly studied before any commercial venture, for their feed conversion rate, their ability to reproduce in captivity and their toleration to high-stocking density and poor water quality. Not every species of fin fish are able to be farm raised. The species European Sea Bass proves to be biologically suitable for this intensive form of aquaculture. The species is tolerant of handling when grading and moving and is resistant to most diseases. In Europe this species has been studied and successfully acquacultually produced for fifteen years. This knowledge is very useful in securing control over all stages of the life cycles and hereby making it possible for mass production from eggs to fingerling through grow out.

       Mostly importantly, the market demands for the species in terms of price and volume must be consistently high in order to maximize profitability. The species European Sea Bass is not common to this region of the world. This species is native to and harvested in the Mediterranean and aquaculturally produced throughout Europe. In Europe, where its demand and market price is high, the fish is considered is available, in view of the existing large European and Asian markets. Aquafarms in Europe are enjoying great success with this species, both in production and in marketing. In general, the Atlantis Aquafarm facility can guarantee better quality and freshness and consistent year-round supply than the currently available sources. On the average, seafood is eight days old by the time it reaches the wholesale level. Atlantis' product will be alive and swimming a few hours before shipment from its facility. Presently, there is no one in North America growing European Sea Bass. The Company's objective is to be the first aquafarm in the New York Metropolitan area in order to take advantage of the well established, developed market.

      It should be noted that most U.S. aquafarms use a static tank system to grow their fish in still water, thereby contributing to the complaint that farm-raised fish have less taste and texture than do their wild brethren. In contrast, Atlantis will employ patented "circulating flow" tanks to keep the fish in motion, thereby simulating the natural environment of the fish it produces. The Company anticipates that the combination of the high quality grain diet and the continuous exercise can most closely replicate the taste and texture of fish harvested in their natural environment.

Location

      It is anticipated that Atlantis will be located at a fully enclosed site in Queens, New York, or comparable site in the New York metropolitan area, just minutes from a large market which consumes in excess of 3,000,000 lbs of fish per week.

      In its survey of available facilities, the Company has targeted Economic Development Zones because of their cost effectiveness and the financial incentives offered by State and federal governmental agencies and utility companies. Currently, the Company is negotiating to acquire a 50,000 square foot building in St. Albans. St. Albans is a New York City economic development zone which should result in a variety of financial benefits to the Company. While this acquisition is not certain, management believes that if this site is not available, a comparable site can be acquired.

      Most importantly, this site is close to three major New York metropolitan airports, and has easy access to all the major expressways. This location, at the core of a densely populated regional center, minimizes loss of product freshness between harvesting and consumption, as well as significantly reducing any shipping costs. It should also eliminate much of the cost and uncertainty of identifying potential customers in a large geographic market. In fact, it is anticipated that most consumers will pick up the product themselves, thereby avoiding much of the overhead involved in maintaining a distribution system.

      Furthermore, this location permits the Company to avail itself of low-cost labor and local experts in the industry. Kingsborough College of Brooklyn has one of the finest programs for training individuals wishing to enter the seafood industry, and SUNY at Stony Brook University has a highly-respected Marine Biology Department. The Company anticipates that the unique design and location of its facility will attract the attention of graduates and professors of Kingsborough and Stony Brook University, some of whom have already expressed interest in the project. The Company's general employment needs can be easily and economically fulfilled by the large pool of potential unskilled laborers available in an economic development zone.

      Finally, the Company believes that as the first aquaculture farm within the boundaries of New York City, the uniqueness of its facility will engender media interest and publicity. This publicity will help to instill confidence in farm-raised fish products and help to facilitate the Company's future growth. Recently, local media has devoted significant coverage to the problems of sea-caught fish, focusing on the problems with tainted fish from polluted waters and the lack of the guaranteed freshness in the local markets. The Company can utilize this type of news coverage to boost interest in our product and create name recognition for Atlantis Aquafarm products. These factors, coupled with the use of the latest technology, will enable the Company to provide a fresh, high quality product to the available market on a year-round basis.

Market; Product Demand

            "With the demand for seafood far outpacing the production capacity of oceans and streams, aquaculture - or fish farming - is one of the world's fastest growing food industries. Globally, sales have reached $33.5 billion, according to the Food and Agriculture Organization of the United States. Fully 20 percent of the seafood eaten by people in 1994, the latest figures available, came from farms - 20.5 million tons worth, up from 7.4 million tons just a decade earlier."4

      As this quote indicates, today's seafood does not all come from the sea. With environmental concerns growing, depleted wild stocks and increasing public health consciousness, the trend towards farm raised seafood is expected to continue. According to the National Marine Fisheries Service, annual sales of farmed fish doubled in the decade after 1984, from 355 million pounds to 665 million pounds in 1994. Despite this growth, farmed fish still represent only a small portion of the amount of fish sold domestically5. The Company anticipates a continued, significant increase in demand and intends to be at the forefront of the movement, focusing on the health concerns of the public with respect to diet and off-shore pollution.

      For the diet conscious, farm raised seafood is a made to order "designer" product. Farmers can adjust the fat content of the diet to make the fish extra fatty, which is how sushi chefs prefer it, or they can reduce the fat to make it extra lean, which is how the makers of smoked fish like it. They can feed it more omega-3 fatty acids (which has been associated with reduced risk of coronary heart disease) to improve its nutritional profile. They can augment the feed with pigments, without which its flesh would be pale, to give it the color consumers expect. And they can adjust the feed content to give it a distinctive but rather mild flavor.

----------
     4 "Cultivating the World's Demand for Seafood" by Jan Christensein -- New York Times Business Day, March 1, 1997.

     5 "Today's Fish: Straight From the Farm" by Mark Bittman -- New York Times, September 18, 1996.

      Equally importantly, it has been reported that farmed fish are safer fish. There is no question that the image of fish and shellfish suffered when the public began making the connection between polluted water and polluted fish. A few years ago, Consumer Reports found that nearly half the fish it bought in supermarkets and fish stores was contaminated with bacteria from human or animal feces, and some had elevated levels of PCBs and mercury6. The magazine also noted that a surprising amount of fish was mislabeled. Farmed fish, however, grow in a carefully monitored environment. As such, Atlantis should be able to control contaminants and eliminate external toxins. As a result, consumers can stop worrying about such unpleasant side effects as hepatitis and mercury poisoning when they eat farmed fish.

      From an economic perspective, farm raised seafood is an inexpensive form of protein. However, it is the consistent quality, flavor and supply of farmed fish that make it especially attractive to businesses that serve a lot of seafood. The Red Lobster restaurant chain is the biggest buyer of farmed seafood in the country, but other chains and, increasingly, "white tablecloth" restaurants rely on it, too.

            "Farmed fish is the way to go. They arrive here a day after they're harvested, and I can get exactly the quantity I want."7

      It may be anticipated that in supermarkets, labels such as "farm-raised" will be come more common as the industry grows and the FDA tightens seafood regulations.

Marketing

      The best thing about farm raised seafood is the swift harvesting, processing and shipping routine that makes farm raised fish so valuable to chefs and retailers. With the increase of the Earth's population, the amount of farm raised seafood is going to have double production to meet demands.

      Atlantis will initially market its products in the Metro New York/Tri-State area. The Company has surveyed the Fulton Fish Market and local ethnic seafood markets in the New York City area. When Fulton can obtain Sea Bass they sell it whole on ice to white-tablecloth restaurants for $6.00-8.00 per lb. The oriental market requires this fish live for sushi bars and ethnic restaurants in Chinatown and Flushing. The Company conducted meetings with prospective buyers from the New York City area. As a result, several well established wholesalers have expressed their intent to purchase weekly quantities of European Sea Bass which would, in aggregate, almost completely absorb the Company's entire projected yearly production.

----------

     6 down on the fish farm" by Norman Boucher C SELF magazine, August 1996

     7 Ed Brown, executive chief of the Sea Grill, Rockefeller Center, New York-- New York Times, September 18, 1996.

      One of those companies, J & C Seafood, with whom the Company has reached tentative agreement is the second one of the largest fish distributors in the New York metropolitan area. With the supply for fresh Sea Bass in New York City so unpredictable, J & C Seafood was enthusiastic about the prospect of purchasing 4,500-5,000 lbs per week, the quantity which the Company projects if needs to market in order to break even. See "Exhibits".

      If, of all the wholesale and retail outlets who have expressed a desire to purchase the Company's product, only J & C Seafood fulfills its stated intention which management believes highly improbable, the Company would still have gross sales of at least $936,000 per year. However, the Company continues to pursue other viable customers.

      The Company is confident that the entire planned output of its initial New York operations will be easily consumed through distribution to wholesale seafood operations. In addition, the Company feels that there is also a vast secondary market among white-tablecloth restaurants and other retail outlets.

      In view of the New York metropolitan area's gross annual fish consumption which exceeds 150 million pounds, Atlantis at annual production capacity of 528,000 lbs is initially seeking only a 0.352% market share. Given its competitive advantage in terms of freshness and price the Company expects to achieve this without difficulty. However, it must be re-iterated that there is no guarantee that the wholesalers who have previously indicated a willingness to buy the Company's product will remain interested or that the Company will be able to find alternative outlets for its product.

Risk Management

      Failure in the aquaculture industry is usually a result of poor planning and ineffectual technology. Accordingly, the Company has tried to anticipate all possible risks involved in this high-technology project and to address the same with proper planning and the right choice of technology. In this regard, the Company believes that Mr. Trimble's past experience in the Aquaculture industry, the projected involvement of an experienced farm manager from an existing European Sea Bass Farm in France and the consulting availability of staff at the Marine Biology Department of Kingsborough Community College, brings to this project the vital experience needed to insure a successful venture.

Product Protection

      Since the Company's facilities are environmentally controlled, the only way infection could occur is when the eggs are brought in from another hatchery. All the eggs purchased will come from certified disease-free hatcheries. As a further precaution, each egg shipment will be immediately dipped into an antiseptic solution for 15 minutes and thoroughly inspected for abnormal shape and size. The Company will be receiving an average of 2 -3 million eggs per year. After the eggs hatch, they are kept in a dark room for the first 10 days. This eliminates swim bladder disease and drastically cuts down on stress during hatching. Additionally, ozone will be mixed with the water supply. Ozone kills all bacteria, fungus, and molds on contact. Ozone is a water clarifier used to keep the water clear and sterile.

      Initially, the Company expects to have two Marine Fish Biologists on staff. One of these experts is expected to be retained from the Company's correspondent aquafarm in France, Siam Inc. This individual will be in charge of the daily operations of the hatchery, nursery and grow-out of the Sea Bass. With the help of a full-time Marine Biologist on staff, the Company expects that if a problem arises, it will be quickly dealt with. The biologist will have the ability to consult with the established experts in European Sea Bass at Siam Inc. It is intended that Atlantis will be affiliated with the Marine Biology Department of Kingsborough Community College in Sheepshead Bay, Brooklyn. Certain professors in the fisheries program are marine consultants for the Company and are readily available for advice and consultation.

Power/Equipment Failure

      The Company's electric power will be supplied by Consolidated Edison. However, in case of a power failure, the Company intends to implement a 55 kilowatt back-up generator from Katolight, with an automatic transfer switch. The generator will automatically turn on to keep the pumps and filters running. The entire water system, water quality, PH, salt and oxygen count, plus the water and air temperature will be monitored by a computer with printout and phone mode to call management in case of an emergency. The managers will have beepers to keep in touch with the Farm and each other at all times, watching over all aspects of the operation.

      The Company will also install a back-up aeration system, in case the system breaks down or needs repairs. Each tank has two pumps in case the other pump fails. Replacement parts will be kept on-site in case of breakdown. The Company will be installing three separate air conditioning units. If one malfunctions, the other two will keep the building properly cooled at the optimum temperature of 70 degrees. The air conditioning, ice machine, and ozone equipment, plus all other equipment will be maintained with service contracts.

      Atlantis  water  supply  is  provided  by New  York  City  Water  from the
Catskills-Delaware System. The Company is purchasing four 4,200-gallon cylindrical vertical storage tanks from Terracon Corporation. These tanks will be used to mix the salt and other compounds, and to remove the chlorine from the water prior to adding the water to the grow-out pods. They will thus act as a water reservoir and provide a back-up water supply on premises.

      The ozone/oxygen system the Company is using to insure an optimum supply of ozone and oxygen is utilized daily in thousands of hospitals.

      The advanced feed system has proven effective in the poultry, dairy and swine production.

Catastrophic Loss

      Atlantis will be protected by a complete general business insurance policy with an insurance umbrella of $5,000,000.

Competition

      At this time the Company is not aware of any other U.S. producers of European Sea Bass. It is currently imported from Europe on ice and cannot therefore compete in terms of price or freshness. Nor are there currently any facilities local to the Metro New York/Tri State area producing any type of salt water fish. The most similar locally available fish is Sea Bass. This fish is caught in the Southern United States and shipped. It therefore cannot be sold live to the Company's target market area and cannot compete in terms of freshness. At full capacity, the Company will be initially seeking approximately a 0.352% market share at a projected market price of $4.50/lb. Thus, in terms of freshness and price, Atlantis' product will be extremely competitive. Nevertheless, it should be recognized that direct and indirect competitors could begin operations in the Company's market area, and competitors not located in the Company's market area could provide a supply of European Sea Bass and other fish to the Company's customers and potential customers, thereby reducing sales revenue, earnings and market share.

Non-Payment

      It is expected that much of the product will be collected on a cash and carry basis. However management of the Company has checked the two potential principal consumers identified above and is satisfied with their reputation in the industry.

Security/Vandalism

      The site chosen for Atlantis will be protected by twenty-four hour security.

Product Liability

      The Company intends to obtain $1,000,000 product liability insurance.

The Future

      Production can be increased at the initial site to meet future market demands. The space the Company intends to occupy will allow the addition of a small number of tanks, increasing the production. Production can also be increased by 25% by increasing the amount of un-recirculated water introduced into the system. New aquaculture systems and new sites can be implemented at any time the Company deems it necessary and profitable.

      Due to the uniqueness of the selected water system, Atlantis could grow numerous varieties of marine fish to meet changing market demands. Tanks could be integrated with Sea Bream, or utilized to grow Oriental Sea Bass (Lates Calcarifer Bloch) specifically for the Oriental market. The Company could purchase eggs from Japanese fish farms and grow them out the same way as European Sea Bass. Additional revenues could be generated in the future through the sale of other farm-raised seafood products, such as Catfish, Trout, Salmon, etc., raised from other aquafarms under the Atlantis name and logo. Atlantis aspires to capture the seafood market with high quality, competitively priced, name brand associated products in much the same way as "Purdue" captured the retail chicken market.

      Once operational the Company plans to explore the possibilities of separating the solid waste from the liquid waste by using a settling tank. This fish waste has a high concentration of nitrogen, and is therefore an excellent natural plant fertilizer. Once it is separated and dried, it could be bagged and sold to fertilizer companies, thus providing a secondary income.

      The possibility also exists for a hydroponic herb garden within the existing space the Company intends to occupy. This garden will be suspended from the ceiling in PVC piping. The waste-water from the tanks will run through this system providing the plants with a rich source of necessary nutrients. The bacteria at the base of the herb's root will break down the nitrates in the water providing an inexpensive means of water filtration. The combination of the aquafarm and the hydroponic farm means optimum use of space and resources, thus providing a supplementary income to Atlantis.

      Atlantis, being the first of its kind in the New York City area, would be the centerpiece of an aquafarm network in and around the greater metropolitan area. The Company's vision of the future is to see grow-out farms close to all major markets, serviced by a central hatchery location. Once this facility is established and selling European Sea Bass, the Company has the capability of expanding (as the market demands) in its present location and increasing and diversifying the amount of product grown. The success of this facility will be achieved by utilizing the latest technology to provide a constant year-round supply of fresh, tasty, grain-fed, food fish for the North American market at a fixed cost. Product growth will be environmentally controlled and under continuous monitoring 24-hours a day guaranteeing a high-quality, healthy product free of chemicals and heavy metals.

Human Resources

      As of the date of this Prospectus, apart from its officers, the Company has no employees. During the 12-month period following completion of the Offering, the Company intends to hire one or two marine biologists and an experienced farm manager to ensure product quality, sufficiency and protection. The Company will also hire between one and three laborers at minimum wage.

                                  MANAGEMENT

Directors, Executive Officers and Key Personnel of the Company

      The Company's directors, executive officers and key personnel are as follows:


        Name                Age      Position with the Company
        ----                ---      -------------------------

Patrick D. Trimble(1)       39       President, Director
Govind Srivastava           42       Treasurer, Director
Eric Popkoff                42       Vice-President - Corporate Development,
Graeme Chambers             41       Director  Secretary, Director
James Dimino                47       Director

      (1) May be considered a founder of the Company as that term is defined under the Securities Act.


      Mr. Trimble was educated at the City University of New York and has degrees in Marine Technology and Commercial Fisheries Science and is the recipient of numerous honors and awards. He has been involved in various aspects of the Seafood industry for ten years. Mr. Trimble is a governmental appointee to serve as a member of Northeast Regional Aquaculture Center which administers the USDA grant program for the aquaculture industry. Before starting Atlantis Aquafarms, Mr. Trimble was a vice-president at a local fish farm. Mr. Trimble lives with his family in Melville, New York.

      Mr. Srivastava is a qualified public accountant with multi-level experience in the seafood industry during the past eleven years. He has worked on fisheries policies with EEC-ACP officials and foreign governmental ministries. On a practical level he has formulated and implemented strategies related to productivity, product selection/mix and cost reduction with a major seafood company with tuna canning operations and a fish processing plant involving both fresh and frozen products. On an international level, Mr.
Srivastava has negotiated trade agreements and has been involved in numerous trade fairs including the Boston Seafood Show. As part of his general management and accounting functions Mr. Srivastava has been responsible for human resources, working capital management, auditing and preparation of financial statements.

      Mr.  Popkoff  has  been the  President  and  Chief  Executive  Officer  of
Undiscovered Equities Research Corp., Brooklyn, New York, an information services company since December 1994. Mr. Popkoff who has an MBA in Management and an MBA in International Business from Baruch College previously taught accounting and business practices. He sits on the board of directors for several corporations including Summa Metals, Inc, Nevada which is currently in registration with the SEC.

      Mr. Chambers has been an attorney for eighteen years, practicing in both Europe and the U.S.. He is a senior partner with the New York based law firm of CHAMBERS DAVIDSON, LLP, legal counsel for the Company. Mr. Chambers specializes in general corporate and real estate law, representing a wide arrange of "blue chip" clients including banks, insurance companies, foreign governments and venture capital groups. He has been involved in numerous public and private offerings. He currently sits on the board of directors for several other corporations and not-for-profit organizations.

      Mr. Dimino has 27 years of multi-level experience in the seafood industry. He is Chief Executive Officer of James Dimino Wholesale Seafood, Inc., J & C Seafood, Inc. and J & C International Import and Export Inc. He is a member of the National Fisheries Institute.

Executive Compensation; Employment Agreements

      The Company has only recently been organized and, prior to September 1, 1997, will not pay or accrue any executive compensation. The Company has entered into three-year employment agreements with certain of its key management personnel. Patrick Trimble, Govind Srivastava and Eric A. Popkoff. Mr. Trimble will be devoting 100% of his time to over-seeing operations. Mr. Srivastava will spend approximately 25% of his time on marketing the Company's product and overseeing its day to day financial affairs. Mr. Popkoff will devote approximately 25% of his time to pursuing corporate development opportunities and on public relations. See "Certain Transactions".

Director Compensation

      Directors who are not salaried employees or officers of the Company will receive $250 for each Board and committee meeting attended. CHAMBERS DAVIDSON, LLP will be compensated at their customary hourly rate for Mr. Chambers' time. In addition all Directors may be reimbursed for certain expenses in connection with attendance at Board and committee meetings. Other than with respect to reimbursement of expenses, Directors who are salaried employees or officers of the Company will not receive additional compensation for service as a Director.


Limitation of Liability and Indemnification Matters

     The Company has included in its Certificate of Incorporation provisions to indemnify its directors and officers to the extent permitted by New York law. The Company's Certificate of Incorporation also includes provisions to eliminate the personal liability of its directors and officers to the Company and its stockholders to the fullest extent permitted by New York law. Under current law, such exculpation would extend to an officer's or director's breaches of fiduciary duty, except for (i) breaches of such person's duty of loyalty, (ii) those instances where such person is found not to have acted in good faith and
(iii) those instances where such person received an improper personal benefit as the result of such breach.

      The Company's bylaws provide that the Company shall indemnify officers and directors, with regard to any action or proceeding to the fullest extent permitted under New York law.

      At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Company where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

                             CERTAIN TRANSACTIONS

      In October 15, 1996 the Company sold 535,400 shares of common stock to 4 officers and directors for $6,590 in cash and $42,575 in services rendered.

      In November 1996 the Company issued promissory notes with options to acquire an aggregate of 2,500 shares of common stock in the Company for $7,500 to two individuals who are relatives of the president of the Company. In November 1996 the Company raised further capital by issuing two further promissory notes with options to acquire an aggregate of 3,333 shares common stock in the Company to 2 individuals for $5,000 each. One of these persons James Dimino is an officer and director of the Company. All of these notes accrue interest at 10% and are to be repaid from the proceeds of the Company underwriting. The holders have an option to purchase restricted common stock at $0.50 a share. These options expire 90 days following the completion of the Minimum Offering.

      On October 15, 1996 the Company also issued to Graeme Chambers, its a partner in its general counsel law firm and an officer and director of the Company, 25,000 of the Company's Class D warrants in return for services rendered to the Company during its inception. Each Class D Warrant entitles the holder to acquire one share of common stock in the Company at a purchase price of $6.00 per share. The class D Warrants have pre-emptive registration rights.

      The Company has placed its initial public offering into registration with the SEC on form SB-2.

      The Company has signed 3-year employment agreements with Patrick Trimble, the president, Govind Srivastava, the Treasurer and Eric Popkoff, Vice President - Corporate Development. Mr. Trimble will receive a salary of $50,000.00 for year one, $60,000.00 for year two and $70,000.00 for year three of the agreement. Mr. Trimble will spend substantially all of his time on the Company's business. Each of Mr. Srivastava and Mr. Popkoff will receive a salary of $30,000.00 for year one, $40,000.00 for year two and $50,000.00 for year three of their agreements. Each of Mr. Srivastava and Mr. Popkoff will spend approximately 25% of his working time on the Company's business. In addition, Mr. Trimble will receive a production bonus of 5% of excess gross revenues above 265,000 pounds.

                            PRINCIPAL STOCKHOLDERS

      The following table sets forth, as of the date of this Prospectus, certain information as to the stock ownership of (i) each of the Company's directors,
(ii) each of the Company's executive officers, (iii) the executive officers and directors as a group and (iv) all persons known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock of the Company prior to this Offering and giving pro forma effect to the sale of the shares of Common Stock offered hereby.

      The Company believes that the persons and entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable.

                         Shares        Percentage
                         Beneficially  Prior to           Percentage After
Name and Address of                                    Minimum        Maximum
Beneficial Owner         Owned         Offering        Offering       Offering
----------------         -----         --------        --------       --------

Patrick D. Trimble
President                368,250       68.78%          50.76%         44.08%

Govind Srivastava
Treasurer, Director       56,250       10.50%           7.75%          6.73%

Eric Popkoff
Vice-President Corporate
Development, Director     75,000       14.02%          10.34%          8.97%

Graeme A. Chambers
Secretary, Director       22,500(1)     4.20%           3.10%          2.69%

James Dimino
Director                  13,400        2.50%           1.85%          1.60%

(1)   Does not include 25,000 shares underlying issued Class D warrants.

                         DESCRIPTION OF CAPITAL STOCK

General

      The Company's authorized capital stock consists of Five Million shares of Common Stock, no par value per share, and One Million shares of Preferred Stock, $.001 par value per share. Immediately prior to the Offering, there were outstanding 535,400 shares of Common Stock (held by 5 persons) and no shares of Preferred Stock.

Units

      Each Unit consists of one share of Common Stock and one Class A Warrant. Each Class A Warrant entitles the holder thereof to purchase one share of Common Stock and one Class B Warrant, and each Class B Warrant entitles the holder thereof to purchase one share of Common Stock. The Class A Warrants, the Class B Warrants and Common Stock included in the Units are immediately exercisable and transferable separately.

Common Stock

      Holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders and are entitled to receive such dividends from funds legally available therefor, when, as and if declared by the Board of Directors. Upon the liquidation, dissolution or winding up of the affairs of the Company, the holders of Common Stock are entitled to share ratably in all of the assets for the Company available for distribution after payment of all liabilities and liquidation preferences of the Preferred Stock, if any. Holders of the Common Stock do not have preemptive, subscription or conversion rights, There are no redemption or sinking fund provisions for the benefit of the holders of the Common Stock in the Company's Certificate of Incorporation. All outstanding shares of the Common Stock offered hereby will be, when issued and delivered, validly issued, fully paid and nonassessable.

Warrants

      Class A Warrants. The holder of each Class A Warrant is entitled, upon payment of the exercise price of $7.50, to purchase on share of Common Stock and one Class B Warrant. The Class A Warrants are exercisable at any time commencing on the date of the Initial Closing through the close of business on the first anniversary of the Initial Closing, provided that at such time as a current prospectus relating to the Common Stock and the Class B Warrants is in effect and the Common Stock and the Class B Warrants are qualified for sale or exempt from qualification under applicable state securities laws. The Class A Warrants are immediately transferable separately from the Common Stock.

      Class B Warrants. The holder of each Class B Warrant is entitled to purchase one share of Common Stock at an exercise price of $6.50. The Class B Warrants are exercisable at any time commencing after exercise of the Class A Warrants, through the close of business on the second anniversary of the Initial Closing, provided that at such time a current prospectus relating to the Common Stock is then in effect and the Common Stock is qualified for sale or exempt from qualification under the applicable state securities laws. The Class B Warrants underlying the Class A Warrants and will be transferred separately from the Common Stock received upon exercise of the Class A Warrants.

      Class C Warrants. Class C Warrants entitle the Underwriter to purchase Common Stock at One Hundred Twenty Percent (120%) of the public underwriting price for a period of five (5) years after the effective date, subject to a one year holding period. At the request of the majority of the holders of all of the Class C Warrants the Company will agree to register the Class C Warrants, and the Common Stock underlying them, for a single time and at its sole expense, in order to make them free trading.

      Class D Warrants. Class D Warrants entitle the Holder for a period of five
(5) years after the effective date, subject to a one year holding period, to purchase Common Stock at One Hundred Percent (100%) of the public underwriting price. Holders of Class D Warrants have piggy-back rights to register the Class D Warrants, and the Common Stock underlying them in conjunction with any registration of the Class C Warrants.

      General. The Warrants may be exercised upon surrender of the certificate(s) therefor on or prior to the expiration of the exercise date (as explained above) at the offices of the Company's warrant agent (the "Warrant Agent") with the "subscription form" on the reverse side of the certificate(s) completed and executed as indicated, accompanied by payment (in the form of certified or cashier's check payable to the order of the Company) of the full exercise price for the number of Warrants being exercised. Unless exercised during the relevant exercise period described above, the Warrants will expire automatically.

      The Warrants contain provisions that protect the holders thereof against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events, including issuances of the Common Stock (or securities convertible, exchangeable or exercisable into the Common Stock) at less that the market value, stock dividends, stock splits, mergers sale of substantially all of the Company's assets, and for other extraordinary events, provided, however, that no such adjustment shall be made upon, among other things, (i) the issuance or exercise of options or other securities under employee benefit plans up to certain maximum amounts or (ii) the sale or exercise of outstanding options or warrants or the Warrants offered hereby.

      The Company is not required to issue fractional shares of the Common Stock, and in lieu thereof will make a cash payment based upon the current market value of such fractional shares. The holder of the Warrants will not possess any rights as a stockholder of the Company unless he or she exercises the Warrants.

      The Company may reduce the exercise prices of the Warrants or extend the warrant expiration date upon notice to all Warrant holders.

Preferred Stock

      The Preferred Stock may be issued in series, and shares of each series will have such rights and preferences as are fixed by the Board of Directors in the resolutions authorizing the issuance of that particular series. In designating any series of Preferred Stock, the Board of Directors may, without further action by the holders of Common Stock, fix the number of shares constituting that series and fix the dividend rights, dividend rate, conversion rights, voting rights (which may be greater or lesser that the voting rights of the Common Stock), rights and terms of redemption (including any sinking fund provisions) and the liquidation preferences of the series of Preferred Stock. It is to be expected that the holders of any series of Preferred Stock, when and if issued, will have priority claims to dividends and to any distributions upon liquidation of the Company and that they may have other preferences over the holders of the Commons Stock.

      The Board of Directors may issue series of Preferred Stock without action of the stockholders of the Company. The issuance of Preferred Stock may adversely affect the rights of the holders of Common Stock. In addition, the issuance of Preferred Stock may be used as an anti-takeover device without further action on the part of the shareholders. Furthermore, the issuance of Preferred Stock may dilute the voting power of holders of the Common Stock (such as by issuing Preferred stock with super-voting rights) and may render more difficult the removal of current management, even if such removal may be in the stockholders' best interests. The Company has no current plans to plans to issue any Preferred Stock.

The Company's Transfer Agent

      America Securities Transfer will serve as the Company's Transfer Agent for the Common Stock, Class A Warrants and Class B Warrants.

                       SHARES ELIGIBLE FOR FUTURE SALE

      Upon  consummation  of the  Offering,  the Company  will have  outstanding
725,400 (assuming the Minimum Offering) and 835,400 (assuming the Maximum Offering) shares of the Common Stock. All of the shares of the Common Stock offered hereby will be freely tradable without restriction or further registration under the Securities Act except for any shares purchased by any person who is or thereby becomes an affiliate of the Company, which shares will be subject to the resale limitations contained in Rule 144 promulgated under the Securities Act.

      Holders of the Class A Warrants included in the Units offered hereby will be entitled to purchase an aggregate of 190,000 (at the Minimum Offering) and 300,000 (at the Maximum Offering) shares of Common Stock upon exercise of the Class A Warrants at any time during the one-year period following the date of this Prospectus and holders of the Class B Warrants issuable upon exercise of the Class A Warrants will be entitled to purchase an aggregate of 190,000 (at the Minimum Offering) and 300,000 (at the Maximum Offering) additional shares of Common Stock upon exercise of the Class B Warrants at any time during the two-year period following the date of this Prospectus, in each case, provided that the Company satisfies certain securities registration requirements with respect to the securities underlying the Warrants. Any and all shares of Common Stock purchased upon exercise of the Warrants will be freely tradable, except for any shares purchased by any person who is or thereby becomes an affiliate of the Company, provided such registration requirements are met. All existing stockholders of the Company, including all of the executive officers and directors of the Company, have agreed, however, not to publicly sell or otherwise dispose of any securities of the Company for a period of 12 months from the effective date of this Prospectus. In addition, such stockholders, including the executive officers and directors of the Company, have agreed not to privately sell or otherwise dispose of any securities of the Company during such period unless the proposed transferee agrees to be bound by such restrictions on transfer.

      In general under Rule 144, as currently in effect, a person (or persons whose shares are aggregated), including a person who may be deemed to be an affiliate of the Company as that terms is defined under the Securities Act, is entitled to sell, within any three month period, that number of shares which such person has beneficially owned for at least two years which does not exceed the greater of (i) one percent of the number of the then outstanding shares of Common Stock or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice and the availability of current public information about the Company. Furthermore, a person who is not deemed to have been an affiliate of the Company during the ninety days preceding a sale by such person and who has beneficially owned such shares for at least three years in entitled to sell such shares without regard to the volume, manner of sale or notice requirements. Upon completion of the Offering all of the 535,400 shares of the Common Stock outstanding on the date of this Prospectus will be held by affiliates of the Company.

      Under Rule 701 of the Securities Act, persons who purchase shares upon the exercise of options granted prior to the effective date of the Offering are entitled to sell such shares 90 days after the effective date of the Offering and in reliance on Rule 144 without having to comply with the holding period requirements of Rule 144 and, in the case of nonaffiliates, without having to comply with the public information, volume limitation, or notice provisions of Rule 144.

      Prior to the Offering, there has been no public market for the Company's securities, Following the Offering, the Company cannot predict the effect, if any, that market sales of the Common Stock, or the availability of such shares for sale, will have on the market price prevailing from time to time. Nevertheless, sales by the existing stockholders of substantial amounts of Common Stock in the public market could adversely affect prevailing market prices for the Company's securities. In addition, the availability for sale of substantial amounts of Common Stock acquired through the exercise of the Class A Warrants and Class B Warrants or other options could adversely affect prevailing market prices for the Common Stock.

      The Commission has recently proposed shortening the basic 144 holding period from two years to one year; no assurance can be given as to when or whether such change will occur.

                                  UNDERWRITING

General

      Subject to the terms and conditions set forth in the Underwriting Agreement by and between the Company and the Underwriter ("Underwriting Agreement"), the Underwriter has agreed to sell on a "best efforts, all or nothing", basis, a minimum of 190,000 Units and on a "best efforts" basis a maximum of 300,000 Units.

      The Underwriter has advised the Company that it proposes to offer the Units to the public at the price of $6.00/Unit. The Units are offered by the Underwriter subject to approval of certain legal matters by counsel to the Underwriter and certain other conditions typical of such agreements specified in Underwriting Agreement.

      Subject to completion of the Minimum Offering, the Underwriter will receive a sales commission equal to ten percent (10%) of the gross price paid by purchasers of the Units. The Company has also agreed to pay the Underwriter a Non-Accountable Expense Allowance equal to 3% of the aggregate sales price paid by investors for the Units ($5,000 of which was previously advanced to the Underwriter). Any amounts previously paid shall be credited against any amount due.

      There is no public trading market for the Company's Common Stock, and there can be no assurance that a public market for the Units, Common Stock or the Warrants will develop in the near future as a result of the Offering. The initial public offering price of the Units and the terms of the Warrants included therein have been determined by the Company and are not necessarily related to the Company's asset value, net worth, earnings potential, or other established criteria of value and should not be considered to be an indication of the actual value of the Company. In making its determination, the Company considered, among other things, the Company's lack of operating history, its limited financial resources, its growth and profit potential, the amount of dilution to investors in the Offering and the risk of investing in the Company. Trading of the Units, Common Stock, and the Warrants will probably be conducted in the "OTC Bulletin Board Service", or if unavailable, the over-the-counter market in the so-called "pink sheets." As a result, an investor would likely find it more difficult to dispose of or to obtain accurate quotations as to the value of the Company's securities. While no assurance can be given, the Company anticipates obtaining a listing on the OTC Bulletin Board Service. The Company intends to apply for listing on The Nasdaq SmallCap Market when, and if, the Company meets applicable listing requirements. The principal requirements for listing on The Nasdaq SmallCap Market are $4,000,000 of total assets, $2,000,000 of total stockholders' equity, a minimum bid price of $3.00 per share and a minimum of two market makers. To date, the Company has not contacted any potential market makers for the Company's Common Stock. Following the completion of the sale of the Minimum, the company intends to begin contacting potential market makers in this regard. However, there can be no assurance that the Company will be able to interest brokers or dealers in acting as market makers for the Company's Common Stock. No assurance can be given as to when or whether the Company's Common Stock will qualify for listing on The Nasdaq Small Cap Market.

      The Underwriter has required that all officers and directors agree to a lock-up of their securities for a period of not less than twelve (12) months in order for the Underwriter to engage in the Offering as well as in order to maintain a more orderly trading market. Such shares will have a legend placed on the certificates to express the lock-up.


The Underwriter's Purchase Option

      As part of the consideration to the Underwriter for its services in connection with the public offering described herein, the Company has agreed to issue and sell to the Underwriter, for $0.0001, Underwriter's (Class C) Warrants to purchase such number of shares of Common Stock as shall equal 10% of the number of shares of Common Stock being underwritten for account of the Company. The Underwriter's (Class C) Warrants may not be transferred for one year following the date of this Prospectus except to officers and partners of the Underwriter. The Underwriter's Warrants shall be exercisable at any time during a period of four (4) years commencing one year after the date of this Prospectus (the "Warrant Exercise Term") at a price equaling 120% of the public offering price of the Units.

      During the Warrant Exercise Term, the holders of the Underwriter's Warrants are given at nominal cost the opportunity to profit from a rise in the market price of the Securities. To the extent that the Underwriter's Warrants are exercised, dilution of the interests of the stockholders will occur. The Company may find it more difficult to raise additional equity capital if it should be needed for the business of the Company while the Underwriter's Warrants are outstanding. At any time when the holders thereof might be expected to exercise such Underwriter's Warrants, the Company would probably be able to obtain additional equity capital on terms more favorable than those provided by the Underwriter's Warrants. Any profit realized on the sale of securities issuable upon the exercise of the Underwriter's Warrants may be deemed additional underwriter compensation.

Registration Rights

      In connection with the underwriting of the Company's public offering, the Company has granted to the Underwriter certain "piggy back" and "demand" registration rights. Pursuant to the terms of the Underwriting Agreement, the Company agrees that, for a period of seven (7) years from the effective date of the public offering of the Units, if the Company intends to file a Registration Statement or Statements for the public sale of securities for cash (other than a Form S-8, Form S-4 or comparable Registration Statement), it will notify all of the holders of the Underwriter's Warrants and/or underlying securities and if so requested it will include therein material to permit a public offering of the securities underlying the Underwriter's Warrants at the expense of the Company (excluding fees and expenses of the holder's counsel and any underwriting or selling commissions). In addition, for a period of five (5) years from such effective date, upon the written demand of holder(s) representing a majority of the Underwriter's Warrants, the Company agrees, on one occasion, to promptly register the underlying securities at the expense of the Company (excluding fees and expenses of the holder's counsel and any underwriting or selling commissions).

Finder's Fees

      No finder has been associated with the Company's public offering as described herein; nor does the Company have any obligation to pay a finder's fee to anyone in connection with any pending transaction involving the Company.

Indemnification

      The Company has agreed to indemnify the Underwriter and others against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be provided to officers, directors or persons controlling the Company, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy and is therefore unenforceable. The Underwriter has agreed to indemnify the Company, its directors, and each person who controls it within the meaning of Section 15 of the Securities Act with respect to any statement in, or omission from, the Registration Statement, the Prospectus or any amendment or supplement thereto if such statement or omission was made in reliance upon information furnished in writing to the Company by the Underwriter specifically for or in connection with the preparation of the Registration Statement, the Prospectus, or any such amendment or supplement thereto.

      The forgoing summaries of certain terms and conditions of the Underwriting Agreement state all the material elements of such documents. Copies of the foregoing documents have been filed with the Commission as exhibits to the Registration Statement of which this is hereby made to each such exhibit for a detailed description of the provisions thereof which have been summarized above. See "Available Information."

                                 LEGAL MATTERS

      Certain legal matters in connection with the issuance of the securities offered hereby will be passed upon by Chambers Davidson, LLP, New York, New York. Graeme A. Chambers, a partner in the firm owns 22,500 shares of the Common Stock of the Company and 25,000 Class D Warrants. Chambers Davidson, LLP has rendered legal services to the Company in connection with this Offering. See "Management," "Principal Stockholders," and "Certain Transactions."

                                    EXPERTS

      The Financial Statements of the Company for the period from inception to June 30, 1997, included herein and elsewhere in the Registration Statement, of which this Prospectus forms a part, have been audited by Ronald R. Chadwick, P.C., Aurora, Colorado, independent auditor, as set forth in his Report thereon appearing elsewhere in the Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

      The Company has filed with the Commission, a Registration Statement on Form SB-2 (together with all amendments, schedules and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement. Statements made in the Prospectus as to the contents of any contract, agreement or other document are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement and the exhibits thereto may be inspected, without charge, at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Room 1400, Chicago, IL 60661, and 7 World Trade Center, Suite 1300, New York, NY 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

      If the Company's Units becomes qualified, and is accepted for listing on the Nasdaq SmallCap Market, copies of such reports and other information filed with the Commission would also be filed with, and would be available for inspection at the offices of, the National Association of Securities Dealers, Inc., 1735 K Street, Washington, D.C. 20006.

      In the event that the Units are not qualified, or accepted, for listing on the Nasdaq SmallCap Market, it is possible that brokers or dealers may desire to trade Units in the "OTC Bulletin Board Service". Under the rules of the Commission, however, such trading would only be permitted if such brokers or dealers have current public information about the Company as required by Rule 15c2-11, promulgated under the Exchange Act. In order to assist brokers or dealers in complying with this requirement, the Company may provide to such brokers or dealers copies of the Prospectus and/or the information about the Company.

                         Index to Financial Statements

Report of independent certified public accountants...........................F-1

Financial Statements:

      Balance sheets.........................................................F-2
      Statements of operations...............................................F-3
      Statement of shareholders' equity......................................F-4
      Statements of cash flows...............................................F-6
      Notes to financial statements..........................................F-8

                            ATLANTIS AQUAFARM , INC.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                                November 30, 1996
                                 & June 30, 1997

                             ATLANTIS AQUAFARM, INC.
                          (A Development Stage Company)
                              Financial Statements


                                TABLE OF CONTENTS

                                                             Page
      INDEPENDENT AUDITOR'S REPORT ON
          THE FINANCIAL STATEMENTS........................... F-1


      FINANCIAL STATEMENTS

            Balance sheet.....................................F-2
            Statement of F-3
            Statement of stockholders' .......................F-4
            Statement of cash flows...........................F-6
            Notes to financial statements.....................F-8

                          INDEPENDENT AUDITOR'S REPORT


Board of Directors
Atlantis Aquafarm, Inc.
Melville, New York

I have audited the accompanying balance sheets of Atlantis Aquafarm, Inc. as of November 30, 1996 and June 30, 1997 and the related statements of operations, stockholders' equity and cash flows for the years ended November 30, 1995 and November 30, 1996, and for the seven months ended June 30, 1997. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Atlantis Aquafarm, Inc. as of November 30, 1996 and June 30, 1997 and the results of its operations and its cash flows for the periods ended November 30, 1995, November 30, 1996 and June 30, 1997 in conformity with generally accepted accounting principles.


Aurora, Colorado
September 16, 1997                                    RONALD R. CHADWICK, P.C.

                             ATLANTIS AQUAFARM, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET

                                                  November 30,      June 30,
                                                     1996             1997
                                                  -----------      ---------
                            ASSETS

   Current assets

        Cash                                        $ 2,468        $   361
        Funds receivable - notes                     10,000              -
                                                    -------        -------
          Total current assets                       12,468            361

   Deferred offering costs (Note 1)                   9,600         75,716
   Organization costs (net of accumulated
        amortization of $102 and $122)                   68             48
                                                    -------        -------

   Total Assets                                     $22,136        $76,125
                                                    =======        =======


              LIABILITIES AND STOCKHOLDERS' EQUITY

   Current liabilities
         Accounts payable                           $ 9,180        $13,849
         Related party notes payable (Note 2)         2,500          7,265
         Other notes payable                         10,000          8,794
         Taxes payable                                2,994          2,994
                                                    -------        -------
           Total current liabilities                 24,674         32,902
                                                    -------        -------
   Total Liabilities                                 24,674         32,902
                                                    -------        -------

   Stockholders' equity (Note 5)

      Preferred stock: $.01 par value,
            1,000,000 shares authorized,
            0 shares issued & outstanding                 -              -

         Common stock:  $.001 par value,
            5,000,000 shares authorized,
            535,400 shares issued & outstanding           -            535

      Additional paid in capital                      6,473         53,005

            Deficit accumulated during
            the development stage                  (  9,011)      ( 10,317)
                                                    -------        -------
   Stockholders' Equity (Deficit)                  (  2,538)        43,223
                                                    -------        -------


   Total Liabilities And Stockholders' Equity       $22,136        $76,125
                                                    =======        =======


    The accompanying notes are an integral part of the financial statements.

                             ATLANTIS AQUAFARM, INC.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS

                                                                                  Seven Months         Dec. 17, 1993
                                           Year Ended          Year Ended             Ended            (inception) to
                                          November 30,        November 30,           June 30,           June 30,
                                              1995                1996                 1997                 1997
                                         -------------       -------------        -------------        -------------
Sales                                    $           -       $          -         $          -         $           -

Operating expenses                               4,338               2,868                1,306               10,317
                                         -------------       -------------        -------------        -------------

Income (loss) from operations             (      4,338)       (      2,868)        (      1,306)        (     10,317)
                                         -------------       -------------        -------------        -------------

        Income (loss) before provision
        for income taxes and
        extraordinary items               (      4,338)       (      2,868)        (      1,306)        (     10,317)

Provision for income tax (Note 3)                    -                   -                    -                    -
                                         -------------       -------------        -------------        -------------
Net income (loss)                        $(      4,338)      $(      2,868)       $(      1,306)       $(     10,317)
                                         =============       =============        =============        =============

Net income (loss) per share              $(          -)      $(          -)       $(        .13)       $(       8.18)
                                         =============       =============        =============        =============

        Weighted average number of
         common shares outstanding                   -                   -               10,198                1,262
                                         =============       =============        =============        =============

*Less than $0.01 (one cent) per share


The  accompanying  notes  are an  integral  part  of the  financial statements.

                             ATLANTIS AQUAFARM, INC.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                  For the Period December 17, 1993 (inception)
                                to June 30, 1997

                  COMMON STOCK                                                   Total
                                              Paid in         (Accumulated       Stockholders'
                   Shares          Amount     Capital          Deficit   )       Equity (Deficit)
                   ------          ------    ---------        ------------       ----------------

Balances at
Dec. 17, 1993           -          $    -    $      -         $         -        $         -

Paid in capital         -               -         820                   -                820

Net gain (loss)
for the year ended
Nov. 30, 1994           -               -           -          (    1,805)        (    1,805)
                   ------          ------    --------         -----------         ----------

Balances at
Nov. 30, 1994           -          $    -    $    820         $(    1,805)       $(      985)

Paid in capital         -               -       3,520                   -              3,520

Net gain (loss)
for the year ended
Nov. 30, 1995           -               -           -          (    4,338)        (    4,338)
                   ------          ------    --------         -----------        -----------

Balances at
Nov. 30, 1995           -          $    -       4,340         $(    6,143)       $(    1,803)

Paid in capital         -               -       2,133                   -              2,133

Net gain (loss)
for the year ended
Nov. 30, 1996           -               -           -          (    2,868)        (    2,868)
                   ------          ------    --------         -----------        -----------

Balances at
Nov. 30, 1996           -          $    -    $  6,473         $(    9,011)       $(    2,538)

                          -Continued On Following Page-


    The accompanying notes are an integral part of the financial statements.

                             ATLANTIS AQUAFARM, INC.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                  For the Period December 17, 1993 (inception)
                                to June 30, 1997

                         -Continued From Previous Page-

                         COMMON STOCK                                                  Total
                                                        Paid in         (Accumulated       Stockholders'
                         Shares          Amount         Capital          Deficit   )       Equity (Deficit)
                         ------          ------        ---------        ------------       ----------------

Paid in capital               -               -            895                    -                895

Conversion of paid in
capital to note payable,
June 30, 1997                 -               -         (2,500)                   -             (2,500)

Common stock issued
($.10 per share) on
June 27, 1997 for $4,868
in prior paid in capital,
$1,340 of converted
note payable, and
$47,332 in services     535,400             535         48,137                    -             48,672

Net gain (loss)
for the period ended
June 30, 1997                 -               -              -           (    1,306)            (1,306)
                        -------        --------        -------          -----------      -------------

Balances at
June 30, 1997           535,400        $    535        $53,005          $(   10,317)     $      43,223
                        =======        ========        =======          ===========      =============

    The accompanying notes are an integral part of the financial statements.

                             ATLANTIS AQUAFARM, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS

                                                                                  Seven Months         Dec. 17, 1993
                                           Year Ended          Year Ended             Ended            (inception) to
                                          November 30,        November 30,           June 30,           June 30,
                                              1995                1996                 1997                 1997
                                         -------------       -------------        -------------        -------------

Cash Flows From Operating Activities:

      Net income (loss)                  $(      4,338)      $(     2,868)        $(     1,306)        $(     10,317)

      Adjustments  to reconcile  net
      income (loss) to net cash
      provided by (used for)
      operating activities:

          (Increase) in deferred
            offering costs                (        800)       (     8,800)         (    18,784          (     28,384)
          Increase in amortization                  34                 34                   20                   122
         (Increase) in organization costs            -                  -                    -          (        170)
          Increase in accounts payable             537              8,422                4,803                13,983
          Increase in taxes payable              1,047              1,047                    -                 2,994
                                         -------------       ------------        -------------         -------------

            Net cash provided by (used
                for) operating activities (      3,520)       (     2,165)         (    15,267)         (     21,772)
                                         -------------       ------------        -------------         -------------

                          -Continued On Following Page-


    The accompanying notes are an integral part of the financial statements.

                             ATLANTIS AQUAFARM, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS

                         -Continued From Previous Page-

                                                                                  Seven Months         Dec. 17, 1993
                                          Year Ended          Year Ended             Ended            (inception) to
                                         November 30,        November 30,           June 30,           June 30,
                                             1995                1996                 1997                 1997
                                         ------------        ------------         ------------         -------------

   Cash Flows From Financing Activities:

        Increase in notes payable                  -              2,500           $     12,265            17,265
        Increase in paid in capital            3,520              2,133           $        895             4,868
                                         -----------         ----------           ------------         ---------

            Net cash provided by (used for)
                financing activities           3,520              4,633                 13,160            22,133
                                         -----------         ----------           ------------         ---------

     Net Increase (Decrease) In Cash               -              2,468            (     2,107)              361
     Cash At The Beginning Of The Period           -                  -                  2,468                 -
                                         -----------         ----------           ------------         ---------


     Cash At The End Of The Period       $         -         $    2,468           $        361         $     361
                                         ===========         ==========           ============         =========


     Schedule Of Non-Cash Investing And Financing Activities:

          During the year ended November 30, 1996, the Company issued $10,000 in notes payable for which no cash was received until the following year.

          During the seven months ended June 30, 1997 the Company:

          1) converted $134 in interest payable to notes payable,

          2) converted $2,500, classed as paid in capital in prior years, into a note payable,

          3) issued 535,400 shares of common stock at $.10 per share for $47,332 in services, $4,868 in prior capital contributions, and $1,340 in the partial conversion of a note payable to capital.


     Supplemental Disclosure

          Cash paid from inception (December 17, 1993) to June 30, 1997 for interest and income taxes: None.




    The accompanying notes are an integral part of the financial statements.

                             ATLANTIS AQUAFARM, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS


NOTE  1.  ORGANIZATION,   OPERATIONS  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING
POLICIES:

Atlantis Aquafarm, Inc. ("Atlantis", the "Company"), was incorporated in the state of New York on December 17, 1993. The Company was formed to engage in the business of commercial farming, production and marketing of restaurant quality European bass fish. Management plans call for the raising and packing of European sea bass in large commercial quantities for sale to the wholesale marketplace. The Company has not commenced planned principle operations and is a development stage company.

Income tax

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents.

Accounting  year

The Company employs a fiscal year which ends November 30.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.
Actual results could differ from those estimates.

                             ATLANTIS AQUAFARM, INC.
                          (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS - Continued


NOTE  1.  ORGANIZATION,   OPERATIONS  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING
POLICIES (Continued):

Net income (loss) per share

The net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of shares of common outstanding. Warrants, stock options, and common stock issuable upon conversion of the Company's preferred stock are not included in the computation if the effect of such inclusion would be anti-dilutive and would increase the earnings or decrease loss per share.

Stock offering costs

Expenditures incident to the public stock offering which consist primarily of legal, accounting, commissions and printing expenses are capitalized as incurred and will be charged against the proceeds of the public offering if said offering is successful, and charged off as an expense if the offering is not successful.

Organization costs

Organization costs are costs associated with the formation of the Company. These costs are capitalized and amortized over a 5 year period on a straight line basis.


NOTE 2.  RELATED PARTY TRANSACTIONS

Two relatives of an officer have loaned the Company $7,265 on two, one year notes, at 10% interest (Note 4). The same parties have options to purchase the Company's common shares (Note 5).

On June 27, 1997 the Company issued 535,400 shares to officers, directors and others for $.10 per share.

                             ATLANTIS AQUAFARM, INC.
                          (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS - Continued


NOTE 3.  INCOME TAXES

Deferred income taxes arise from the temporary differences between financial statement and income tax recognition of net operating losses. These loss carryovers are limited under the Internal Revenue Code should a significant change in ownership occur.

At June 30, 1997 the Company had approximately $9,986 of unused federal net operating loss carryforwards, which begin to expire in the year 2009.

A deferred tax asset, arising from the net operating loss carryover, of approximately $1,498 has been offset by a 100% valuation allowance.


NOTE 4.  NOTES PAYABLE

At November 30, 1996 and June 30, 1997 the Company had the following notes payable outstanding:

                                           Balances at            Balances at
                                           November 30,             June 30,
                                               1997                  1997
                                           -----------            -----------
Related party notes payable,
unsecured, interest at 10% per annum,
maturing  September 1, 1997                 $  2,500               $  7,265

Two notes payable, unsecured,
interest at 10% per annum,
each note maturing September 1, 1997          10,000                  8,794
                                            --------               --------

Total                                       $ 12,500               $ 16,059
                                            ========               ========


The schedule of maturities by fiscal year for all notes outstanding is as follows:

            November 30, 1997               $ 16,059
                                            ========

                             ATLANTIS AQUAFARM, INC.
                          (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS - Continued


NOTE 5.  STOCKHOLDERS' EQUITY

Common stock

The Company as of November 30, 1996 and June 30, 1997 had 5,000,000 shares of authorized common stock, $.001 par value, with 0 shares issued and outstanding at November 30, 1996 and 535,400 shares issued and outstanding at June 30, 1997.

On June 27, 1997 the Company issued 535,400 shares for $.10 per share to officers, directors and others.

Preferred stock

The Company has 1,000,000 shares of authorized preferred stock, par value $.01, issuable from time to time in different series with rights and privileges to be determined by the Board of Directors. No specific series of preferred stock have yet been established.

Stock options

Two relatives of an officer have options to purchase a number of the Company's common shares equal to $14,530 divided by the issue price of such stock in connection with any initial private or public offering of the Company's common stock, at an exercise price of $.50 per share, for a period commencing on the completion of the minimum funding requirement of such offering and ending 90 days thereafter. If no offering is completed within 12 months from September 1, 1996, the options shall expire.

The Company has granted two other stock options, giving the holder of one an option to purchase a number of the Company's common shares equal to $10,000 divided by the issue price of such stock in connection with any initial private or public offering of the Company's common stock, at an exercise price of $.50 per share, for a period commencing on the completion of the minimum funding requirement of such offering and ending 90 days thereafter, and the holder of the other an option to purchase a number of the Company's common shares equal to $25,000 divided by the issue price of such stock in connection with any initial private or public offering of the Company's common stock, at an exercise price of $.50 per share, for a period commencing on the completion of the minimum funding requirement of such offering and ending 90 days thereafter. If no offering is completed within 12 months from September 1, 1996, the options shall expire.

                             ATLANTIS AQUAFARM, INC.
                          (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS - Continued


NOTE 6.  PROPOSED PUBLIC OFFERING

The Company plans to raise capital through a public stock offering. The offering calls for the sale to the public of a minimum of 190,000 units and a maximum of 300,000 units on a best efforts basis, at a price of $6.00 per unit. Each unit consists of 1 share of common stock and 2 warrants.

     No dealer, salesman or other person has been authorized to give any information or to make any representations in connection with this Offering other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities offered hereby by anyone in any authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this Prospectus.
                              ---------------------

                               TABLE OF CONTENTS
                                                                 Page
          Prospectus Summary . . . . . . . . . . . . . . . . . . . 5
          The Offering . . . . . . . . . . . . . . . . . . . . . . 7
          Investment Suitability . . . . . . . . . . . . . . . . . 8
          Risk Factors . . . . . . . . . . . . . . . . . . . . . . 9
          Special Note Regarding
            Forward-looking Statements . . . . . . . . . . . . .  15
          Use of Proceeds . . . . . . . . . . . . . . . . . . . . 16
          Plan of Operation . . . . . . . . . . . . . . . . . . . 18
          Dividend Policy . . . . . . . . . . . . . . . . . . . . 18
          Dilution . . . . . . . . . . . . . . . . . . . . . . .  19
          Capitalization . . . . . . . . . . . . . . . . . . . .  21
          Selected Financial and Operating Data . . . . . . . . . 22
          The Company . . . . . . . . . . . . . . . . . . . . . . 23
          Management . . . . . . . . . . . . . . . . . . . . . . .31
          Certain Transactions . . . . . . . . . . . . . . . . . .34
          Principal Stockhold. . . . . . . . . . . . . . . . . .. 35
          Description of Capital Stock . . . . . . . . . . . . . .36
          Share Eligible For Future Sale . . . . . . . . . . . . .39
          Underwriting . . . . . . . . . . . . . . . . . . . . . .41
          Legal Matters . . . . . . . . . . . . . . . . . . . . . 43
          Experts . . . . . . . . . . . . . . . . . . . . . . . . 43
          Additional Information . . . . . . . . . . . . . . . . .44

                              --------------------

     Until _______, 1997 (25 days from the date of this Prospectus), all dealers effecting transactions in the Common Stock, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.



                            ATLANTIS AQUAFARM, INC.


                      Minimum Offering of 190,000 Units and
                        Maximum Offering of 300,000 Units
                      Each Unit Consisting of One Share of
                      Common Stock and One Class A Warrant

                                _________________

                                   PROSPECTUS
                                _________________


                               Boe & Company, Inc.

                                 PART II


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Company's Certificate of Incorporation and By-Laws contain provisions exculpating the Company's directors from liability to the Company's shareholders for certain actions taken or omitted by them and indemnifying the Company's officers and directors against judgments, fines, amount paid in settlement and reasonable attorneys' fees incurred in the defense of certain actions and proceedings to the extent permitted under New York law, including any actions and proceedings related to the sale of the Securities offered hereby.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or officers pursuant to the foregoing, or otherwise, the Company has been informed that in the opinion of Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      Expenses of the Company in connection with the issuance and distribution of the Securities being registered, other than underwriting discounts and commissions, are estimated as follows:

            Registration Fee ......................................$_____
            Nasdaq Fee ............................................._____
            NASD, Inc. Fee ........................................._____
            Attorneys' Fees and Expenses ..........................35,000
            Accountants' Fees Expenses .............................6,000
            Printing and Engraving .................................6,000
            Blue Sky Expenses .....................................10,000
            Transfer and Warrant Agent's Fees and Expenses ...........500
            Underwriter's Expense Allowance ........................5,000
            Escrow Fees...............................................500
            Miscellaneous ..........................................=====
                     Total .......................................$75,000

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

      During the three years preceding the filing of this Registration Statement, the Company sold the following securities in transactions that were not registered under the Securities Act (the numbers of securities issued are adjusted to give effect to the Pre-Offering Transactions (as defined in the Prospectuses included in this Registration Statement)):

      (1) In October, 1996 the Company sold 535,66400 shares of common stock to 4 officers and directors for $6,590 in cash and $42,575 in services rendered.

      (2) In November, 1996 the Company issued promissory notes with options to acquire an aggregate of 2,500 shares of common stock in the Company for $7,500 to two individuals who are relatives of the president of the Company.

      (3) In November, 1996, the Company raised further capital by issuing two further promissory notes with options to acquire an aggregate of 3,333 shares common stock in the Company to 2 individuals for $5,000 each. One of these persons James Dimino is an officer and director of the Company. All of these notes accrue interest at 10% and are to be repaid from the proceeds of the Company underwriting. The holders have an option to purchase restricted common stock at $0.50 a share. These options expire 90 days following the completion of the Minimum Offering.

      (4) On October 15, 1996 the Company also issued to Graeme Chambers, a partner in its general counsel law firm and an officer and director of the Company, 25,000 of the Company's Class D warrants in return for services rendered to the Company during its inception. Each Class D Warrant entitles the holder to acquire one share of common stock in the Company at a purchase price of $6.00 per share. The class D Warrants have pre-emptive registration rights.

ITEM 27.    EXHIBITS

      Exhibit No.

            1.       - Underwriting Agreement
            3.1.1    - Certificate of Incorporation of the
                     Company
            3.1.2    - Certificate of Amendment of the
                     Certificate of Incorporation of the
                     Company dated 2.14.95
            3.1.3    - Certificate of Amendment of the
                     Certificate of Incorporation of the
                     Company dated 3.12.97
            3.2      - By-laws of the Company
            4.1      - Proposed form of Warrant Agreement
                     between the Company and the
                     Underwriter*
            4.2 - Proposed form of Warrant Agreement between the Company and Graeme A. Chambers*
            4.3      - 10% Promissory Note and Stock Option
                     in the principal amount of $2,000
                     issued to Daniel Trimble
            4.4      - 10% Promissory Note and Stock Option
                     in the principal amount of $3,794
                     issued to James Dimino
            4.5      - 10% Promissory Note and Stock Option
                     in the principal amount of $4,765
                     issued to June Trimble
            4.6      - 10% Promissory Note and Stock Option
                     in the principal amount of $5,000
                     issued to Bennett Helfgott
            4.7      - Subscription Agreement from Patrick Trimble
            4.8      - Subscription Agreement from Eric
                     Popkoff
            4.9      - Subscription Agreement from Govind
                     Srivistava
            4.10     - Subscription Agreement from Graeme
                     Chambers
            4.11     - Subscription Agreement from James
                     Dimino
            5.       - Opinion of Chambers Davidson LLP re: legality*
            10.1     - Employment Agreement between the Company and
                     Patrick Trimble

            10.2     - Employment Agreement between the Company
                     and Eric Popkoff
            10.3     - Employment Agreement between the
                     Company and Govind Srivistava
            23.1     - Consent of Chambers Davidson
                     (included in Exhibit 5 )
            23.2     - Consent of Ronald R. Chadwick, P.C.,
                     CPA
            24       - Power of Attorney (see p. II-5)

-------------------------
* to be filed by amendment

ITEM 28.  UNDERTAKINGS

      The Company hereby undertakes:

      (a) That it will:

            (1) File, during any period in which it offers or sells Securities, a post-effective amendment to this Registration Statement to:

                  (i) Include any  prospectus required  by Section 10(a) (3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

                  (iii) Include any additional or changed  material  information on the plan of distribution.

            (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the Securities offered, and the offering of the Securities at that time to be initial bona fide offering.

            (3) File a post-effective amendment to remove from registration any of the Securities that remain unsold at the end of the offering.

      (b) That it will provide to the Representative at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Representative to permit prompt delivery to each purchases.

      (c) In the event that a claim for indemnification against liabilities under the Securities Act (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (d) That it will:

            (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under 424(b) (1), or (4), or 497 (h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

            (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the Securities offered in the registration statement, and that offering of the Securities at the time as the initial bona fide offering of those Securities.

                               SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 5, 1995.


                                             ATLANTIS AQUAFARM, INC.

                                             By: /s/Patrick D. Trimble
                                             --------------------------
                                             Patrick D. Trimble
                                             President, Director

      Known all men by these presents, that each person whose signature appears below constitutes and appoints Patrick D. Trimble and Eric Popkoff (with full powers to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power and substitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the
Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of the, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisition and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

            Signature                    Title                      Date

/s/Patrick D. Trimble                President, Director
----------------------
   Patrick D. Trimble

/s/Govind Srivastava                 Treasurer, Director
----------------------
   Govind Srivastava

/s/Eric Popkoff                      Vice-President -
----------------------                Corporate Development,
   Eric Popkoff                      Director

/s/Graeme Chambers                   Secretary, Director
----------------------
   Graeme Chambers

/s/James Dimino                      Director
----------------------
   James Dimino